EXHIBIT 10.3 - REIMBURSEMENT AGREEMENT WITH EXHIBITS

                           REIMBURSEMENT AGREEMENT

THIS REIMBURSEMENT AGREEMENT (this "Reimbursement Agreement") is dated as of June 16, 2000, by and between Industrial Holdings, Inc., a Texas corporation (the "Company"), and SJMB, L.P., a Delaware limited partnership ("SJMB").

                             W I T N E S S E T H:
                             - - - - - - - - - -

      WHEREAS, pursuant to the terms and conditions of that certain Limited Guaranty Agreement between SJMB and Comerica Bank - Texas, a Texas banking corporation, National Bank of Canada, a Canadian chartered banking organization and Hibernia National Bank, a national bank (each such bank a "Bank" and collectively the "Bank Group") dated as of June 16, 2000 (the "Guaranty Agreement"), SJMB guaranteed to the Bank Group the full and prompt payment and performance of certain indebtedness of the Company to the Bank Group, up to a maximum aggregate principal amount of two million dollars ($2,000,000);

      WHEREAS, pursuant to the terms of the Optional Credit Support Agreement dated June 30, 2000 (the "CSA"), and subject to the approval of the CSA by the shareholders of the Company, SJMB has agreed to make certain advances, at its discretion, for the purposes of curing or preventing breaches of certain covenants of the Company under its loan documentation with the Bank Group;

      WHEREAS, in partial consideration for SJMB's guaranty of certain of the Company's indebtedness to the Bank Group the Company has issued to SJMB as of this date warrants, the form of which is attached hereto as EXHIBIT A, to purchase 400,000 shares of the Company's common stock, par value $0.01 per share (the "Common Stock"), as may be adjusted (the "400,000 Warrants");

      WHEREAS, in further consideration for SJMB's guaranty of certain of the Company's indebtedness to the Bank Group, and advances made by SJMB under the CSA, the Company agrees, pursuant to the terms and conditions of this Reimbursement Agreement, to reimburse SJMB for each payment SJMB is required to make to the Bank Group pursuant to the Guaranty Agreement or chooses to make under the CSA, such reimbursement to be in the form of a Company promissory note, the form of which is attached hereto as EXHIBIT B, convertible into shares of Common Stock (each such note a "Subordinated Reimbursement Note") and additional warrants, the form of which is attached hereto as EXHIBIT C, to purchase a number of shares of Common Stock equal to 25% of any payment made by SJMB under the Guaranty Agreement or the CSA, as may be adjusted (such warrants referred to herein as the "Reimbursement Warrants" and, together with the 400,000 Warrants, the "Warrants"), all as more fully described herein;

      WHEREAS, pursuant to the terms of that certain Subordinated Security Agreement and Subordinated Pledge Agreement, each dated as of even date herewith between the Company and SJMB and any other security agreements, deeds of trust or mortgages required by SJMB as security for the reimbursement by the Company of SJMB's obligations under the Guaranty Agreement (collectively, the "Security Documents"), the obligations of the Company under the Subordinated Reimbursement Notes will be secured by certain assets of the Company;

      WHEREAS, the Company and SJMB have agreed to enter into that certain Registration Rights Agreement dated the date hereof (the "Registration Rights Agreement"), the form of which is attached hereto as EXHIBIT D, pursuant to which the Company has granted registration rights to SJMB with respect to, among other things, the Common Stock that may be acquired by SJMB upon exercise of the Warrants or upon conversion of the Subordinated Reimbursement Notes (this Reimbursement Agreement, the Warrants, any Reimbursement Note, the Security Documents and the Registration Rights Agreement are collectively referred to herein as the "Transaction Documents").

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      NOW, THEREFORE, in consideration of the premises and the representations, warrants and agreements herein, the parties agree as follows:

      1. CAPITALIZED TERMS. All capitalized terms not defined herein shall have the meaning assigned them in the Guaranty Agreement.

      2. GUARANTY OBLIGATION. Pursuant to the terms and conditions of the Guaranty Agreement, upon Demand by the Agent, SJMB shall fully pay and perform any Guaranteed Indebtedness of the Company set forth in such Demand, up to a maximum aggregate principal amount of two million dollars ($2,000,000) and other amounts as set forth in the Guaranty Agreement (each such payment a "Guaranty Payment").

      3. REIMBURSEMENT OBLIGATIONS. Subject to Section 4 hereof, the Company agrees it shall immediately be indebted to SJMB in a principal amount equal to any Guaranty Payment made by SJMB in response to a Demand, and equal to any advance made by SJMB under the CSA.

      4. SUBORDINATION. The Company and SJMB acknowledge that the right of SJMB to receive or enforce payment of the reimbursement obligations or a Subordinated Reimbursement Note is subject to the terms of the Subordination Agreement of even date herewith among the Bank Group, the Company and SJMB.

      5. SUBORDINATED REIMBURSEMENT NOTE; WARRANTS. Immediately upon payment by SJMB of either a Guaranty Payment or an advance under the CSA, and in no event later than one business day after a Guaranty Payment is made, the Company will provide SJMB with (a) a Subordinated Reimbursement Note and (b) Reimbursement Warrants to purchase a number of shares of Common Stock equal to (i) the amount of such Guaranty Payment made by SJMB in response to a Demand for payment by the Bank Group, or (ii) the amount advanced by SJMB under the CSA, in each case, multiplied by .25.

      6. SECURITY. The obligations of the Company under any Subordinated Reimbursement Note shall be secured by junior liens on certain assets of the Company, pursuant to the terms of the Security Documents.

      7. CONVERSION RIGHT. SJMB may, at its option, elect to convert any portion of the principal and accrued interest of any Subordinated Reimbursement Note outstanding at any time into fully paid and nonassessable shares of Common Stock based upon a price (the "Conversion Price") per share equal to $1.25, subject to adjustment as provided in each Reimbursement Note. The portion of any Subordinated Reimbursement Note to be converted upon election by SJMB shall, upon the date of such conversion, be divided by the Conversion Price into a whole number of shares of Common Stock, with the remainder, if any, being paid in cash.

      8. CANCELLATION OF CERTAIN NOTE RECEIVABLE. Upon execution of this Reimbursement Agreement, the Company will cancel that certain $343,207.10 note receivable from St. James Capital Partners, L.P., a Delaware limited partnership, to the Company.

      9. REGISTRATION RIGHTS. The Company hereby grants to SJMB certain registration rights with respect to shares of Common Stock that may be acquired upon exercise of the Warrants or the conversion of any portion of a Subordinated Reimbursement Note. The Company hereby agrees to include such shares of Common Stock in the Registration Rights Agreement.

      10. REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

      The Company, as to itself and its Subsidiaries, hereby makes the following representations and warranties to SJMB.

            10.1 ORGANIZATION, STANDING AND QUALIFICATION. Each of the Company and its Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws

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      of the jurisdiction of its incorporation and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as it is now being conducted. Each of the Company and its Subsidiaries is licensed and qualified to do business as a foreign corporation in each jurisdiction in which the character of the Company's or any Subsidiary's properties, owned or leased, or the nature of its activities makes such qualification or license necessary, except where failure to be so licensed and qualified would not have a Material Effect.

            10.2 AUTHORITY; NO DEFAULTS. The Company has all requisite corporate power and authority to enter into this Reimbursement Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Reimbursement Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the Company. The Reimbursement Agreement has been duly executed and delivered by the Company and constitutes the valid and binding obligation of the Company, enforceable in accordance with its terms, except as enforceability thereof may be limited by bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium or other similar laws relating to creditors' rights generally and by general principles of equity which may limit the right to obtain equitable remedies (regardless of whether such enforceability is considered in a proceeding in equity or at law). Except for the note payable to EnSerCo, L.L.C. (the "EnSerCo Debt") and certain indebtedness owed to Trinity Industries, Inc. (the "Trinity Debt"), the execution and delivery by the Company of the Reimbursement Agreement does not, and the consummation of the transactions contemplated hereby will not conflict with or result in a breach of or the acceleration of any obligation under, or constitute a default or event of default (or event which, with notice or lapse of time or both, would constitute a default) under, any provision of any charter, bylaw, indenture, mortgage, lien, lease, agreement, contract, instrument, order, judgment, decree, ordinance or regulation, or any restriction to which any property of the Company or any of its Subsidiaries is subject or by which the Company or any of its Subsidiaries is bound, and which would have a Material Effect. Neither the Company nor any of its Subsidiaries is in violation or default of any applicable law, statute, order, rule or regulation promulgated, or judgment entered by any court, administrative agency or commission or other governmental agency or instrumentality, domestic or foreign (a "Governmental Entity"), relating to or affecting the operation, conduct or ownership of the property or business of the Company or any of its Subsidiaries, which, in any event, would have a Material Effect.

            10.3 APPROVALS. There is no legal impediment to (x) the valid execution, delivery and performance by the Company of this Reimbursement Agreement or (y) the valid offer, issue, sale and delivery of any Subordinated Reimbursement Note or the Warrants pursuant to this Reimbursement Agreement. Except as set forth on SCHEDULE 10.3, no consent, approval or authorization of, or declaration or filing or registration with, any Governmental Entity (including, without limitation, the SEC or the Texas State Securities Board), stockholders or any other third party is necessary or required for (x) the valid execution, delivery, or performance by the Company of this Reimbursement Agreement or (y) the valid offer, issue, sale and delivery of the Subordinated Reimbursement Note and the Reimbursement Warrants pursuant to this Reimbursement Agreement.

            10.4 SEC DOCUMENTS. Except as set forth on SCHEDULE 10.4, the Company has made all filings with the SEC that it has been required to make under the Securities Act of 1933, as amended (the "Securities Act"), and the Securities Exchange Act of 1934, as amended (the "Exchange Act") since December 31, 1998. The Company has provided to SJMB a true, complete and correct copy of the Company's annual report on Form 10-K for the fiscal years ended December 31, 1998 and December 31,1999, together with all amendments thereto, and any and all filings with the SEC made by the Company (including all requested exhibits to such filings) since the filing of said Form 10-K (all such documents that have been filed with the SEC, as amended, are referred to as the "Company SEC Documents"). As of their respective dates, and except as amended, the Company SEC Documents complied in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and as of their respective dates, none of the Company SEC Documents contained any untrue statement of an material fact or

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      omitted to state a material fact required to be stated herein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The consolidated financial statements of the Company and its Subsidiaries included in the Company SEC Documents comply as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with GAAP applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto or, in the case of the unaudited statements, as permitted by Form 10-Q) and fairly present (subject, in the case of the unaudited statements, to normal recurring audit adjustments) the consolidated financial position of the Company and its Subsidiaries as of the dates thereof and the consolidated results of its operations and cash flows for the periods then ended. Except as set forth in the Company SEC Documents, since December 31, 1999, (i) there have been no changes in the business, operations or financial condition of each of the Company and each of its Subsidiaries which would have a Material Effect and (ii) the operations of each of the Company and each of its Subsidiaries have been conducted in the ordinary course of business except as previously disclosed to SJMB.

            10.5 LITIGATION. Except as set forth in the Company SEC Documents, as of the date of this Reimbursement Agreement, there is no suit, action, proceeding or investigation pending or, to the best knowledge of the Company, threatened against or affecting the Company or any of its Subsidiaries (or any of their respective officers or directors in connection with the business of the Company or any of such Subsidiaries), nor any outstanding judgment, order, writ, injunction or decree against the Company or any of its Subsidiaries, which would have a Material Effect. Neither the Company nor any Subsidiary is subject to any court order, writ, injunction, decree, settlement agreement or judgment that contains or orders any on-going obligations, whether prohibitory or mandatory in nature, the performance of which would have a Material Effect.

            10.6 CAPITALIZATION. The Company has authorized capital stock of 50,000,000 shares of Common Stock, of which there are 15,111,097 shares issued and outstanding as of June 9, 2000, and 7,500,000 shares of preferred stock, $0.01 par value per share, none of which are issued and outstanding. All of the issued and outstanding shares of Common Stock were duly and validly issued and are fully paid and non-assessable. None of the outstanding shares of Common Stock have been issued in violation of any preemptive rights of the current or past shareholders of the Company. Except as set forth in the Company SEC Documents or on SCHEDULE 10.6, and except for shares that may be issued in connection with completed or pending acquisitions and financings or options or warrants issued to, or to be issued to, SJMB, there are no outstanding options, warrants or rights to subscribe for, or commitments of any character whatsoever relating to, or securities or rights convertible into or exchangeable for, shares of the capital stock of the Company or contracts, commitments, understandings or arrangements by which the Company is or may be obligated to issue additional shares of its capital stock or options, warrants, or rights to purchase or acquire any additional shares of its capital stock. All of the Common Stock issued on the exercise of the Warrants will be fully paid, non-assessable and free and clear of any preemptive rights and Encumbrances. As used in this Reimbursement Agreement, the term "Encumbrance" means and includes (i) any security interest, mortgage, deed of trust, lien, charge, pledge, proxy, adverse claim, equity, power of attorney, or restriction of any kind, including but not limited to, any restriction or servitude on the use, transfer, receipt of income, or other exercise of any attributes of ownership, and (ii) any notice of pledge registered with any financial intermediary or broker, any Uniform Commercial Code financing statement or other public filing, notice or record that by its terms purports to evidence or notify interested parties of any of the matters referred to in clause (i) that has not been terminated or released by another proper filing, notice or record.

            10.7 SUBSIDIARIES. Except as set forth in the Company SEC Documents or on SCHEDULE 10.7, the Company has no Subsidiaries. Except for that certain Second Amendment to Amended and Restated Credit Agreement between the Company and Comerica Bank-Texas, National Bank of Canada and Hibernia National Bank dated as of June 30, 2000, (ii) that certain Letter Agreement dated as of June 30, 2000, among the Company, SJMB, OF Acquisition, L.P.,

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      St. James Management, L.L.C. and Philform, Inc. (the "OF Letter
      Agreement") and (iii) that certain letter agreement dated as of June 29, 2000, among the Company, SJMB and St. James Capital Corp. (the "Belleli Letter Agreement", and, with the agreements described in clauses (i) and
      (ii), the "Excepted Transactions"), and except as set forth in SCHEDULE 10.7, all outstanding shares of capital stock of each Subsidiary of the Company were duly and validly issued and are fully paid, nonassessable and owned by the Company or a Subsidiary of the Company, free and clear of all Encumbrances, except those in favor of the Bank Group. There are no options, warrants or other rights, agreements or commitments (including preemptive rights) obligating the Company or any of its Subsidiaries to issue, to sell or to transfer any shares of capital stock or other securities of any Subsidiary of the Company.

            10.8 LIABILITIES. Except as set forth in SCHEDULE 10.8 and as set forth in the Company SEC Documents, the Company has no liabilities or obligations, either accrued, absolute, contingent, or otherwise that have a Material Effect. The Company has no knowledge of any liability that it reasonably believes would result in a Material Effect, other than those
      (a) reflected or reserved against in the unaudited consolidated balance sheet of the Company and its consolidated Subsidiaries at March 31, 2000, or disclosed in other Company SEC Documents or (b) incurred in the ordinary course of business since March 31, 2000.

            10.9 LICENSES, PERMITS, AUTHORIZATIONS, ETC. The Company and each of the Subsidiaries holds all approvals, authorizations, consents, licenses, orders, franchises, rights, registrations and permits of any type required to operate its business as presently conducted, the failure of which to hold would have a Material Effect. The execution, delivery and performance by the Company of this Agreement will not result in any revocation, cancellation, suspension or modification of any such approval, authorization, consent, license, order, franchise, right, registration or permit.

            10.10 TITLE TO ASSETS; ENCUMBRANCES.

                  10.10.1 Except as disclosed to SJMB in the Security Documents, each of the Company and its Subsidiaries has good and indefeasible title to its owned assets, whether real, personal or intangible, free and clear of all Encumbrances except (i) for Encumbrances arising in connection with the Excepted Transactions, (ii) as reflected in the Company SEC Documents, (iii) liens for current taxes and assessments not yet d ue or being contested in good faith by appropriate proceedings, (iv) mechanic's liens arising under the operation of law for actions contested in good faith or for which payment arrangements have been made, (v) liens granted or incurred by such Person in the ordinary course of its business or financing of equipment, office space, furniture and computers in the ordinary course of its business, (vi) easements, rights of way, encroachments or other reductions or matters affecting title which do not prevent the assets from being used for the purpose for which they are currently being used and (vii) encumbrances on the capital stock of its subsidiaries in favor of the Bank Group;

                  10.10.2 Other than certain valves and equipment of the Company held by Blastco Services Company, Gary Martin and William Massey which are to be transferred to the Company pursuant to that certain Stock Purchase Agreement dated as of June 13, 2000, (the "Blastco Agreement") there are no parties in possession of any of the assets of the Company or its Subsidiaries other than personal property held by third parties in the reasonable and ordinary course of business. Each of the Company and its Subsidiaries enjoys full, free and exclusive use and quiet enjoyment of its assets and its rights pertaining thereto. Each of the Company and its Subsidiaries enjoys peaceful and undisturbed possession under all leases under which it is a lessee, and all such leases are legal, valid and binding obligations of such Person, enforceable against such Person in accordance with its terms.

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            10.11 Taxes and Returns. The Company has filed, and has caused each of its Subsidiaries to file, all required tax returns and reports, except for where the failure to file or pay would not have a Material Effect. The Company has paid, and has caused its Subsidiaries to pay, all taxes, assessments and governmental charges and penalties which it or such Subsidiary has incurred, except such as are being or may be contested in good faith by appropriate proceedings except for where the failure to file or pay would not have a Material Effect. Neither the Company nor any Subsidiary is delinquent in the payment of any tax, assessment or governmental charge. No deficiencies for any taxes have been proposed, asserted, or assessed against either the Company or any Subsidiary, and no requests for waivers of the time to assess any such tax are pending. For the purposes of this Reimbursement Agreement, the term "tax" (including, with correlative meaning, the terms "taxes" and "taxable") shall include all federal, state, local and foreign income, profits, franchise, gross receipts, payroll, sales, employment, use, property, withholding, excise and other taxes, duties or assessments of any nature whatsoever, together with all interest, penalties and additions imposed with respect to such amounts.

            10.12. HAZARDOUS WASTES AND SUBSTANCES. Except as set forth in the Company SEC Documents, neither the operations of either the Company or of any Subsidiary of the Company, nor the use of such Person's assets violates any applicable federal, state or local law, statute, ordinance, rule, regulation, memorandum of understanding, order or notice requirement pertaining to the collection, transportation, storage, treatment, discharge, release or disposal of hazardous or non-hazardous waste or substances, including without limitation (i) the Comprehensive Environmental Response, Compensation and Liability Act of 1980 (42 U.S.C. ss.ss. 9601 ET SEQ.), as amended from time to time on or before the Closing Date ("CERCLA") (including, without limitation, as amended pursuant to the Superfund Amendments and Reauthorization Act of 1986), and such regulations promulgated under CERCLA on or before the effective date of this Agreement, (ii) the Resources Conservation and Recovery Act of 1976 (42 U.S.C. ss.ss. 6901 ET SEQ.), as amended from time to time ("RCRA") on or before the effective date of this Agreement, and such regulations promulgated under RCRA, (iii) any applicable federal, state or local laws or regulations relating to the environment in effect on the effective date of this Agreement (collectively, the "Applicable Environmental Laws"), which violation would have a Material Effect. Except as set forth in the Company SEC Documents, to the best of the Company's knowledge, none of the operations of the Company or any Subsidiary has ever been conducted nor have any of such Person's assets been used in such a manner as to constitute a violation of any of the Applicable Environmental Laws, which violation would have a Material Effect. Except as set forth in the Company SEC Documents, to the best of the Company's Knowledge, no notice has been served on the Company or any Subsidiary by any person or Governmental Entity regarding any existing, pending or threatened investigation or inquiry related to violations under any Applicable Environmental Law, which violation or claims could have a Material Effect, or regarding any claims for corrective action, remedial obligations or contribution for removal costs or damages under any Applicable Environmental Law or regarding the designation of the Company or any of its Subsidiaries as a potentially responsible party for any facility under the Applicable Environmental Laws, nor does any fact or circumstance exist which, if disclosed publicly, would be reasonably likely to result in the service on either the Company or any Subsidiary of any such notice. Except as set forth on the Company SEC Documents, there has been no action taken, or omitted to be taken by the Company or its Subsidiaries which has caused, or would be reasonably likely to cause, a "release" of any "hazardous substance" at any "facility", without limitation, within the meaning of such terms as defined in the Applicable Environmental Laws.

            10.13 MATERIAL EFFECT DEFINED. The term "Material Effect" as used herein means (a) a material adverse effect on the business, Properties, operations or conditions (financial or otherwise) of the Company and its Subsidiaries taken as a whole, (b) material impairment of the Company to perform its obligations under this Reimbursement Agreement, a Subordinated Reimbursement Note, or a Reimbursement Warrant, or (c) a material adverse effect on the validity or enforceability of this Reimbursement Agreement, a Subordinated Reimbursement Note, or a

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      Reimbursement Warrant or a material impairment of the rights or remedies of SJMB hereunder or under a Subordinated Reimbursement Note or Reimbursement Warrant.

      11. REPRESENTATIONS AND WARRANTIES OF SJMB. SJMB represents and warrants that it is acquiring the shares of Common Stock available through this Reimbursement Agreement, if any, and the Warrants for its own account and not with a view to the distribution of any part thereof within the meaning of the Securities Act, and the rules and regulations of the SEC promulgated thereunder from time to time. SJMB (either alone or with its advisors) has sufficient knowledge and experience in financial and business matters so as to be capable of evaluating the merits and risks of its investment in the share of Common Stock available through this Reimbursement Agreement, if any, and the Warrants, and is capable of bearing the economic risks of such investment. SJMB is an informed and sophisticated investor, and has engaged expert advisors, experienced in the evaluation of securities in companies such as the Company as contemplated hereunder. SJMB has undertaken such investigation and has been provided with and has evaluated such documents and information as it has deemed necessary to enable it to make an informed and intelligent decision with respect to the execution, delivery and performance of this Reimbursement Agreement. SJMB acknowledges that the Company has given it access to key employees, documents and facilities of the Company. SJMB acknowledges that neither this Reimbursement Agreement, the Subordinated Reimbursement Notes nor the Warrants, nor any conversion or exercise of either thereof, have been registered under the Securities Act and may be resold only if registered pursuant to the provisions of the Securities Act or if an exemption from registration is available, except under circumstances where neither such registration nor such an exemption is required. The Company is required to register the securities issuable (i) upon conversion of a Subordinated Reimbursement Note, and (ii) upon exercise of a Reimbursement Warrant, as set forth in the Registration Rights Agreement. SJMB is an accredited investor as defined in Rule 501(a) of Regulation D under the Securities Act. The source of funds to be used by SJMB to pay any amounts hereunder does not include assets of any employee benefit plan, other than a plan exempt from the coverage of the Employment Retirement Income Security Act of 1974, as amended.

      12. CLOSING.

      12.1 TIME AND PLACE. The closing of the transactions contemplated by the Transaction Documents (the "Closing") will take place on a date agreed to by the parties (the "Closing Date"), at the offices of Gardere Wynne Sewell & Riggs, L.L.P., unless another time and place are agreed to by the parties.

      12.2 CONDITIONS TO THE OBLIGATION OF SJMB. The obligation of SJMB to effect the Closing is subject to the satisfaction by the Company on or prior to the Closing of the following:

            12.2.1 delivery by the Company to SJMB of copies, certified by the Secretary of State of the State of Texas, of the Articles of Incorporation of the Company and all amendments thereto;

            12.2.2 delivery by the Company to SJMB of copies, certified by the Secretary of the Company as of the Closing Date, of the bylaws of the Company and all amendments thereto;

            12.2.3 delivery by the Company to SJMB of copies, certified by a certificate of the Secretary of the Company as of the Closing Date, of resolutions duly adopted by the board of directors of the Company, authorizing the execution and delivery by the Company of the Transaction Documents to which the Company is a party and all other agreements or other documents contemplated thereby;

            12.2.4 delivery by the Company to SJMB of the 400,000 Warrants;

            12.2.5 delivery by the Company to SJMB of the Subordinated Security Agreement and the Subordinated Pledge Agreement;

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            12.2.6 delivery by the Company to SJMB of the Registration Rights
      Agreement;

            12.2.7 the Company shall have entered into amended credit facilities acceptable to SJMB with each of Comerica Bank - Texas, a Texas banking corporation, National Bank of Canada, a Canadian chartered banking organization, and Hibernia National Bank, a national bank;

            12.2.8 there shall have been no material adverse change in the financial condition, results of operations, business or prospects of the Company; and

            12.2.9 SJMB shall have been reimbursed by the Company for reasonable fees and expenses incurred through the execution of the Transaction Documents.

      12.3 ADDITIONAL POSITION ON BOARD OF DIRECTORS. The parties hereto agree that SJMB shall have the right, so long as the Guaranty Agreement remains in force and effect, to nominate three individuals for election by the shareholders of the Company to the Board of Directors of the Company. Accordingly, the Company agrees to cause one of the current members on the Company's board of directors (other than John Thompson or Charles Underbrink) to resign his position by the earlier of (i) one day after the meeting of the Company's shareholders called to vote upon, among other things, the transactions contemplated by the OF Letter Agreement and (ii) August 31, 2000. The director positions of John L. Thompson and Charles Underbrink shall count as two of the three SJMB nominees for the Board of Directors. The total number of seats on the Company's Board of Directors shall not exceed seven.

      13. COVENANTS. The Company covenants and agrees with SJMB, so long as any Subordinated Reimbursement Note is outstanding or any fee, expense, compensation or any other amount payable by the Company shall remain unpaid or outstanding, as follows:

            13.1 DEBT. The Company shall not, nor shall the Company permit any of its Subsidiaries to, create, incur, assume or otherwise become or remain liable with respect to, any Debt (as defined hereinafter), except for:

                  13.1.1  Permitted Debt; and

                  13.1.2 Debt outstanding on the date hereof and described in filings made with the SEC.

      SJMB agrees to consider any refinancing or extensions of the foregoing and shall not unreasonably withhold its consent to any such refinancings or extensions; provided, that it shall not be unreasonable for SJMB to require security for any Subordinated Reimbursement Note as a condition to such consent. In the event the SJMB requires that any Subordinated Reimbursement Note be secured, the SJMB entity making the payment on behalf of the Company that gives rise to the Subordinated Reimbursement Note shall enter into such intercreditor and subordination agreements as are acceptable to the holder of senior Permitted Debt.

            13.2 RESTRICTIONS ON DISTRIBUTIONS. The Company shall not, nor shall the Company permit any of its Subsidiaries to, declare, make or pay any Distribution, except that any Subsidiary of Company may make Distributions to the Company.

            13.3 NEGATIVE PLEDGE. Except as contemplated in the Excepted Transactions, the Company shall not, nor shall the Company permit any of its Subsidiaries to, create, incur, assume or suffer to exist, any Encumbrance on any asset of such Person other than Permitted Liens. The Company will not enter into or become subject to, nor will it permit any of its Subsidiaries to enter into or become subject to, any agreement (other than this Agreement or the Excepted Transactions) that prohibits or otherwise restricts the right of the Company or its Subsidiaries to create, incur, assume or suffer to exist any lien in favor of SJMB on any of the Company's or any of its Subsidiaries' assets.

            13.4 CONSOLIDATION, MERGERS AND ACQUISITIONS; FUNDAMENTAL Changes. Without SJMB's prior written consent, the Company shall not, nor shall the Company permit any of its operating Subsidiaries to, merge or consolidate with or acquire substantially all of the outstanding capital stock or assets of any other Person unless the Company or operating Subsidiary is the surviving corporation in such transaction or liquidate, wind up or dissolve (or suffer any liquidation or dissolution), or convey, lease, sell, transfer or otherwise dispose of, in one transaction or series of transactions, all or any substantial part of its business, property or assets, whether now or hereafter acquired provided that nothing herein shall prohibit the sale or transfer of fixed assets from a Subsidiary to the Company or to another Subsidiary. The Company shall not, nor shall the Company permit any of its operating Subsidiaries to, purchase, redeem, retire or otherwise acquire for value any of its capital stock now or hereafter outstanding, except for the redemption of the Company's preferred stock.

            13.5 INVESTMENTS. The Company shall not, nor shall the Company permit any of its Subsidiaries to, make, directly or indirectly, any Investments, except:

                  13.5.1 Investments existing on the date hereof and disclosed in the Company SEC Documents or on SCHEDULE 13.5;

                  13.5.2 Investments consisting of Cash Equivalents;

                  13.5.3 Accounts receivable from customers in the ordinary
            course of business;

                  13.5.4 Investments by the Company in wholly owned
            Subsidiaries; and

                  13.5.5 Investments contemplated by the Excepted Transactions.

            13.6 TRANSACTIONS WITH AFFILIATES. The Company shall not, nor shall the Company permit any of its Subsidiaries to, enter into, or be a party to any transaction with any Affiliate, except for (i) the transactions provided for in the Transaction Documents, (ii) transactions currently disclosed or disclosed in the future in accordance with applicable securities laws in the Company SEC Documents, (iii) customary employment arrangements and benefit programs on reasonable terms, (iv) any agreement, transaction, commitment or arrangement on an arms-length basis on terms no less favorable than terms which would have been obtainable from a person other than an Affiliate, or (v) an agreement, transaction, commitment or arrangement which is approved by a majority of the disinterested directors of the Company.

            13.7 SALES OF ASSETS. Except for sales of assets by a Subsidiary to the Company or to another Subsidiary, the Company shall not, nor shall the Company permit any of its Subsidiaries to, sell, assign, transfer, lease, convey or otherwise dispose of any of its assets or properties, whether now owned or hereafter acquired, or any income or profits therefrom, or enter into any agreement to do so, except:

                  13.7.1 sales of inventory in the ordinary course of business;

                  13.7.2 the sale, discount or transfer of delinquent accounts receivable in the ordinary course of business for purposes of collection;

                  13.7.3 occasional sales, leases or other dispositions of
            immaterial assets for consideration not less than fair market value;

                  13.7.4 sales, leases or other dispositions of assets that are obsolete or have negligible fair market value;

                  13.7.5 sales of equipment for a fair and adequate
            consideration (but if replacement equipment is necessary for the proper operation of the business of the

            Company or any Subsidiary, the Company or such Subsidiary must promptly replace the sold equipment); or

                  13.7.6 those assets identified on SCHEDULE 13.7.6 attached hereto.

            13.8 SALES AND LEASEBACKS. The Company shall not, nor shall the Company permit any of its Subsidiaries to, become liable, directly or by way of a guaranty or accommodation obligation, with respect to any lease or any property (whether real or personal or mixed) whether now owned or hereafter acquired, (i) which the Company or such Subsidiary has sold or transferred or is to sell or transfer to any other Person or (ii) which the Company or such Subsidiary intends to use for substantially the same purposes as any other property which has been or is to be sold or transferred by the Company or such Subsidiary to any other Person in connection with such lease.

            13.9 AMENDMENT TO ORGANIZATIONAL DOCUMENTS. The Company will not enter into or permit any modification or amendment of, or waive any material right or obligation of, SJMB or the rights of holders of Common Stock of the Company, under its certificate or articles of incorporation, bylaws or other charter documents other than such modifications, amendments or waivers which would not, singly or in the aggregate, result in a Material Effect.

            13.10 FISCAL YEAR.  The Company shall not change its fiscal year.

            13.11 COMPLIANCE WITH LAWS. The Company shall, and shall cause each of its Subsidiaries to, conduct its business and affairs and maintain its Properties in compliance with all applicable laws, rules, regulations, judgments, orders, and decrees (including, without limitation, all Applicable Environmental Laws), except where the failure to do so will not have a Material Effect.

            13.12 INSURANCE. The Company shall, and shall cause each of its Subsidiaries to, maintain insurance in full force and effect either with the Company's existing insurance carriers in the current amounts of coverage or replacement insurance with insurance companies of recognized standing on all of its Properties of an insurable nature in such manner and amounts and against such casualties and contingencies as are customarily insured by businesses of established reputation which own similar assets. The Company shall, and shall cause each of its Subsidiaries to, also maintain in full force and effect either with the Company's existing insurance carriers in the current amounts of coverage or replacement insurance with insurance companies of recognized standing general liability and worker's compensation. The Company shall, and shall cause each of its Subsidiaries to, at any time and from time to time, furnish evidence of all insurance required by this SECTION 13.12 to SJMB promptly upon the request of SJMB.

            13.13 PAYMENT AND PERFORMANCE. The Company will pay all amounts due under each Transaction Document to which it is a party in accordance with the terms thereof and will observe, perform and comply with every covenant, term and condition expressed or implied therein.

            13.14 BOOKS, FINANCIAL STATEMENTS AND REPORTS. The Company will at all times maintain, and will cause its Subsidiaries to at all times maintain, full and accurate books of account and records. The Company will furnish, or cause to be furnished, the following statements and reports to
      SJMB:

                  13.14.1 As soon as available, and in any event within ninety
            (90) days after the end of each fiscal year, consolidated financial statements of the Company and its Subsidiaries together with all notes thereto, prepared in accordance with GAAP, together with an opinion, based on an audit using generally accepted auditing standards, by independent certified public accountants selected by the Company, stating that such consolidated financial statements have been so prepared. These financial statements shall contain a consolidated balance sheet as of the end of such fiscal year and consolidated statements of earnings, of cash flows, and of changes in owners' equity for such fiscal year, each setting forth in comparative form the corresponding figures for the preceding fiscal year.

                  13.14.2 as soon as available and in any event within
            forty-five (45) days after the close of each quarter of the Company's fiscal years, a copy of (A) quarterly consolidated financial statements for the Company prepared in accordance with GAAP and certified by the chief financial officer or chief accounting officer or treasurer of the Company, or (B) the Company's 10-Q filing with the SEC for such quarter;

                  13.14.3 The Company will maintain its Edgar filing status with the SEC and will deliver to SJMB within 20 days after completing filings with the SEC, copies of all information, documents, and other reports (or copies of such portions of any of the foregoing as the SEC may by rules and regulations prescribe) which the Company is required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act. The Company will timely comply in all material respects with its reporting and filing obligations under the applicable federal securities laws.

                  13.14.4 The Company will promptly notify SJMB in writing of the occurrence of (i) any Event of Default and (ii) any event of default (or if any event of default would result upon any payment with respect to the Note) with respect to any Debt as such event of default is defined therein or in the instrument under which it is outstanding, permitting holders to accelerate the maturity of such Debt.

                  13.14.5 Promptly upon request, any information which SJMB may from time to time reasonably request concerning any covenant, provision or condition of the Transaction Documents or any matter in connection with such Persons' businesses and operations, including without limitation business plans, environmental compliance matters, budgets, forecasts and sales reports. Upon reasonable notice to the Company by SJMB, the Company will permit representatives appointed by SJMB to visit during normal business hours and inspect any of such Person's Property, including its books of account, other books and records, and any facilities or other business assets, and to make extra copies therefrom and photocopies and photographs thereof, and to write down and record any information such representatives obtain, and the Company shall permit SJMB or its representatives to investigate and verify the accuracy of the information furnished to SJMB in connection with the Transaction Documents and to discuss all such matters with its officers, employees and representatives and SJMB agrees to keep any and all of such information in strictest confidence and not to disclose such information to any outside party except as may be required by law or compelled by judicial order.

                  13.14.6 Promptly on request, the Company shall provide SJMB assistance in preparing and will provide any information required to prepare any regulatory filings which SJMB may be required to file in connection with this Reimbursement Agreement or the OF Letter Agreement.

                  13.15 MAINTENANCE OF EXISTENCE, QUALIFICATIONS AND ASSETS. Except as contemplated by the Excepted Transactions, the Company shall, and shall cause its Subsidiaries to, (i) maintain its corporate existence and good standing and its authority to transact business in all states where necessary; (ii) maintain all licenses, permits and franchises necessary for its business; and (iii) keep all of its assets that are useful in and necessary to its business in good working order and condition (ordinary wear and tear excepted) and make all necessary repairs and replacements.

            13.16 PAYMENT OF TRADE DEBT, TAXES, ETC. The Company will, and will cause each of its Subsidiaries to, (i) timely file all required tax returns; (ii) timely pay all taxes, assessments, and other governmental charges or levies imposed upon it or upon its income, profits or Property;
      (iii)
      within ninety (90) days after the same becomes due pay all Debt owed by it on ordinary trade terms to vendors, suppliers and other Persons providing goods and services used by it in the ordinary course of its business; (iv) pay and discharge when due all other Debt now or hereafter owed by it, PROVIDED, HOWEVER, that the Company's current default with respect to the EnSerCo Debt and the Trinity Debt shall not cause a breach of this Section
      13.16 upon execution of this Reimbursement Agreement; and (v) maintain appropriate accruals and reserves for all of the foregoing Debt in accordance with GAAP. The Company may, however, delay paying or discharging any such Debt so long as it is in good faith contesting the validity thereof by appropriate proceedings and has set aside on its books adequate reserves therefor.

            13.17 PAYMENT OF EXPENSES. Whether or not the transactions contemplated by this Reimbursement Agreement are consummated, the Company will promptly (and in any event, within thirty (30) calendar days after any invoice or other statement or notice) pay all reasonable costs and expenses incurred by or on behalf of SJMB (including reasonable attorneys' fees and out-of-pocket expenses) in connection with the negotiation, preparation, execution, and delivery of the Transaction Documents, and any and all consents, waivers or other documents or instruments relating thereto, and any filing, recording, refiling and re-recording of any Transaction Documents and any other documents or instruments or further assurances required to be filed or recorded or refiled or re-recorded by the terms of any Transaction Document, as well as any and all expenses and filing fees associated with preparing and filing any regulatory filings SJMB is required to make.

            13.18 ENVIRONMENTAL MATTERS.

                  13.18.1 The Company will comply in all material respects with all Applicable Environmental Laws and shall obtain, at or prior to the time required by Applicable Environmental Laws, all environmental, health and safety permits, licenses and other authorizations necessary for its operations and will maintain such authorizations in full force and effect so as to avoid any action or omission having a Material Effect.

                  13.18.2 The Company will promptly furnish to SJMB all written notices of violation, orders, claims, citations, complaints, penalty assessments, suits or other proceedings received by the Company, or of which it has notice, pending or threatened against any the Company, by any Governmental Entity with respect to any alleged violation of or non-compliance with any Applicable Environmental Laws or any permits, licenses or authorizations in connection with its ownership or use of its Properties or the operation of its business.

            13.19 OPINION. Within a reasonable amount of time following the Closing, the Company shall provide to SJMB an opinion of counsel to the Company in form and substance reasonably acceptable to the Company and SJMB.

            13.20 AMENDMENT OF SECURITY DOCUMENTS. The Company agrees that upon the closing of the transactions contemplated by the OF Letter Agreement, it will (a) ensure that OF Acquisition, L.P. (the "Partnership") execute such documents to become a Debtor under the Subordinated Security Agreement and to execute such financing statements as necessary in order to reflect a security interest in favor of SJMB in all of the assets of the Partnership and (b) execute an amendment to the Subordinated Pledge Agreement pledging the partnership interests held by the Company in the Partnership to SJMB.

            13.21 HELLER FINANCIAL, INC. CONSENT. The Company shall, within 45 days of the date hereof, obtain the consent of Heller Financial, Inc. ("Heller") to the transactions contemplated by the Transaction Documents.

      14.   REMEDIES.

            14.1  EVENTS OF DEFAULT.  An "Event of Default" occurs if:

                  (a) Within one business day of SJMB making a Guaranty Payment, the Company fails to provide SJMB with a Subordinated Reimbursement Note and Reimbursement Warrants to purchase a number of shares of Common Stock equal to the amount of the Guaranty Payment multiplied by .25; or

                  (b) The Company defaults in the payment of amounts due under this Reimbursement Agreement when such amounts becomes due and payable and such default remains uncured for a period of five days; or

                  (c) The Company defaults in the performance of any covenant made by the Company, and such default remains uncured for a period of 30 business days after the default date in any of (i) this Reimbursement Agreement (other than a default in the performance of a covenant specifically addressed elsewhere in this Section 15),
            (ii) the Warrants, (iii) any Security Document or (iv) the Registration Rights Agreement; or

                  (c) Any representation or warranty made by the Company in this
            Reimbursement Agreement, the Warrants, any Security Document, the Registration Rights Agreement, or in any certificate furnished by the Company in connection with the consummation of the transactions contemplated thereby or hereby, is untrue in any material respect as of the date of making thereof; or

                  (d) A default or event of default occurs under any document evidencing any Indebtedness (as such term is defined in a Subordinated Reimbursement Note) of the Company or any Subsidiary (other than the Debt evidenced by a Subordinated Reimbursement Note or good-faith disputes with trade creditors) having an aggregate principal amount in excess of $500,000 and all applicable cure periods have run with respect thereto without such default or event of default having been cured to the satisfaction of the holder of such Indebtedness; provided, however, that the Company's current defaults in respect of the EnSerCo Debt, the Trinity Debt or the indebtedness to Heller shall not be considered a default hereunder; subject to Sections 14.1(i) and (j) hereof; or

                  (e) A court of competent jurisdiction enters a judgment or judgments against the Company or any Subsidiary, or any property or assets of the Company or any Subsidiary, for the payment of money aggregating in excess of $100,000 in excess of applicable insurance coverage; or

                  (f) A court of competent jurisdiction enters (i) a decree or order for relief in respect of the Company or any Subsidiary in an involuntary case or proceeding under any applicable federal or state bankruptcy, insolvency, reorganization or other similar law or (ii) a decree or order adjudging the Company or any Subsidiary a bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of the Company or any Subsidiary under any applicable federal or state law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company or any Subsidiary or of any substantial part of the property of the Company or any Subsidiary or ordering the winding up or liquidation of the affairs of the Company or any Subsidiary and any such decree or order of relief or any such other decree or order remains unstayed for a period of 90 days from its date of entry; or

                  (g) The Company or any Subsidiary commences a voluntary case or proceeding under any applicable federal or state bankruptcy, insolvency, reorganization or other similar law or any other case or proceeding to be adjudicated a bankrupt or insolvent, or the Company or any Subsidiary files a petition, answer or consent seeking reorganization or relief under any applicable federal or state law, or the Company or any Subsidiary makes an assignment for the benefit of creditors, or admits in writing its inability to pay its debts generally as they become due; or

                  (h) (1) any person or group (within the meaning of Section
            13(d) of the Securities Exchange Act of 1934), other than SJMB and its affiliates, becomes the beneficial owner of 40% or more of the total voting power of the Company and was not the beneficial owner of 40% or more of the total voting power of the Company as of the date of this Agreement; (2) the Company or any Subsidiary merges or consolidates with or into any other Person (unless the Company or any of its Subsidiaries is the surviving or acquiring party); (3) the Company or any Subsidiary dissolves or liquidates; or (4) the Company or any Subsidiary sells all or any substantial portion of its assets;

                  (i) the Company fails to obtain the consent of Heller to the transactions contemplated by the Transaction Documents; or

                  (j) Heller declares a default under the documentation reflecting the Company's indebtedness to Heller.

            14.2 ACCELERATION OF MATURITY. Any Reimbursement Note outstanding shall become immediately due and payable if an Event of Default described in Sections 15.1(f) or 15.1(g) occurs and such Subordinated Reimbursement Note shall, at the option of SJMB, in its sole discretion, become immediately due and payable if any other Event of Default occurs, and in every such case SJMB may declare all outstanding Subordinated Reimbursement Notes to be due and payable immediately.

      15. COLLECTION; FEES. If any of the amounts due to SJMB pursuant to this Reimbursement Agreement is placed in the hands of an attorney for collection, and if it is collected through any legal proceedings at law or in equity or in bankruptcy, receivership or other court proceedings, the Company hereby undertakes to pay all reasonable costs and expenses of collection including, but not limited to, court costs and the reasonable attorneys' fees of SJMB.

      16. REIMBURSEMENT AGREEMENT AMENDMENTS. This Reimbursement Agreement may be amended only by a written instrument signed by the parties hereto.

      17. SUCCESSORS AND ASSIGNS. All rights, interests and obligations in this Reimbursement Agreement shall bind and INURE to the benefit of the respective successors and assigns of the Company and SJMB, it being expressly understood that neither party may assign its rights, interests or obligations without the prior written consent of the other; PROVIDED, HOWEVER, that SJMB may assign any or all of its rights and obligations hereunder and under the Warrants, including but not limited to the conversion rights set forth in Section 7 hereof, to an affiliate of SJMB without the Company's consent.

      18. NOTICE; ADDRESS OF PARTIES. Except as otherwise provided, all communications to the Company or SJMB provided for herein or with reference to this Reimbursement Agreement shall be deemed to have been sufficiently given or served for all purposes on the third business day after being sent as certified or registered mail, postage and charges prepaid, to the following addresses:

      If to The Company:   Industrial Holdings, Inc.
                           7135 Ardmore
                           Houston, Texas 77054
                           Attn: President
                           Telecopy: (713) 749-9646

or at any other address designated by the Company in writing to SJMB;

      If to SJMB:          SJMB, L.P.
                           777 Post Oak, Suite 950
                           Houston, Texas 77056
                           Attn: John L. Thompson
                           Telecopy: (713) 871-1028

or at any other address designated by SJMB to the Company in writing.

      19. SEPARABILITY CLAUSE. In case any provision in this Reimbursement Agreement shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions in such jurisdiction shall not in any way be affected or impaired thereby; PROVIDED, HOWEVER, such construction does not destroy the essence of the bargain provided for hereunder.

      20. GOVERNING LAW. This Reimbursement Agreement shall be governed by, and construed in accordance with, the internal laws of the State of Texas (without regard to principles of choice of law).

      21. USURY. It is the intention of the parties hereto to conform strictly to the applicable laws of the State of Texas and the United States of America, and judicial or administrative interpretations or determinations thereof regarding the contracting for, charging and receiving of interest for the use, forbearance, and detention of money (hereinafter referred to in this Section 21 as "Applicable Law"). SJMB shall have no right to claim, to charge or to receive any interest in excess of the maximum rate of interest, if any, permitted to be charged on that portion of the amount representing principal which is outstanding and unpaid from time to time by Applicable Law. Determination of the rate of interest for the purpose of determining whether this Reimbursement Agreement is usurious under Applicable Law shall be made by amortizing, prorating, allocating and spreading in equal parts during the period of the actual time of this Reimbursement Agreement, all interest or other sums deemed to be interest (hereinafter referred to in this Section 21 as "Interest") at any time contracted for, charged or received from the Company in connection with this Reimbursement Agreement. If this Reimbursement Agreement is paid in part prior to the end of the full stated term of this Reimbursement Agreement and the interest received for the actual period of existence of this Reimbursement Agreement exceeds the maximum rate allowed by Applicable Law, SJMB shall credit the amount of the excess against any amount owing under this Reimbursement Agreement or, if this Reimbursement Agreement has been paid in full, or in the event that it has been accelerated prior to maturity, SJMB shall refund to the Company the amount of such excess, and shall not be subject to any of the penalties provided by Applicable Law for contracting for, charging or receiving Interest in excess of the maximum rate allowed by Applicable Law. Any such excess which is unpaid shall be canceled.

      22. REPRESENTATION. EACH PARTY TO THIS AGREEMENT OTHER THAN SJMB ACKNOWLEDGES THAT GARDERE WYNNE SEWELL & RIGGS, L.L.P. HAS REPRESENTED, REPRESENTS AND SHALL REPRESENT ONLY SJMB WITH RESPECT TO THE DRAFTING, NEGOTIATION, EXECUTION AND DELIVERY OF THIS REIMBURSEMENT AGREEMENT AND ANY RELATED DOCUMENTS OR INSTRUMENTS, AND THAT EACH PARTY HAS HAD ADEQUATE OPPORTUNITY TO CONSULT WITH ITS OWN COUNSEL IN CONNECTION THEREWITH AND ANY OTHER ASPECT OF THIS TRANSACTION.

      23. SURVIVAL OF REPRESENTATIONS AND WARRANTIES. The representations, warranties and covenants of the Company shall survive the execution of this Reimbursement Agreement.

      24. DEFINITIONS.

      As used in this Reimbursement Agreement, the following terms have the meanings indicated.

      "AFFILIATE" of a Person means any other individual or entity who directly or indirectly controls, is controlled by, or is under common control with, that Person.

      "CASH EQUIVALENTS" means, when used in connection with the Company or any Subsidiary of such Person's Investments in:

            (a) government securities due within 180 days from the date of acquisition thereof;

            (b) Readily marketable direct obligations of any State of the United States or any political subdivision of any such State given on the date of such investment a credit rating of at least A2 by Moody's Investors Service, Inc. or A by Standard & Poor's Corporation, in each case due within 180 days from the date of acquisition thereof;

            (c) Certificates of deposit issued by, money market deposit accounts with, eurodollar deposits through, bankers' acceptances of, and repurchase and reverse repurchase agreements covering government securities executed by any bank doing business in and incorporated under the laws of the United States or any state thereof whose deposits are insured through the FDIC, or any successor thereto, and having (either itself or its holding company) on the date of such Investment combined capital, surplus and undivided profits of at least $250,000,000, or any offshore branch of such bank, in each case maturing within 180 days from the date of acquisition thereof;

            (d) "Money-market mutual funds" investing solely in instruments of the types described in subparagraphs (a) through (c) above.

      "DEBT" means, for any Person, (a) all obligations required by GAAP to be classified upon a balance sheet as liabilities, (b) liabilities secured by any Lien existing on property owned or acquired by that Person, (c) obligations that have been (or under GAAP should be) capitalized for financial reporting purposes, (d) all accrued obligations of such Person in respect of any contract, agreement or instrument imposing an obligation upon such Person to pay over funds; (e) all trade debt of such Person; (g) all guaranties, endorsements and other contingent obligations with respect to Debt of others, and (h) for all deferrals, renewals, extensions and refundings of, and amendments, modifications and supplements to, any of the indebtedness referred to in (a) through (e) above.

      "GAAP" means generally accepted accounting principles of the Accounting Principles Board of the American Institute of Certified Public Accountants and the Financial Accounting Standards Board.

      "INVESTMENT" means, with respect to any Person, any (i) direct or indirect purchase or other acquisition by such Person of stock, partnership interest or other equity interest, or of a beneficial interest therein, of any other Person,
(ii) acquisition of assets not made in the ordinary course of business, or (iii) direct or indirect loan, advance (other than deposits with financial institutions available for withdrawal on demand, prepaid expenses, advances to employees and similar items made or incurred in the ordinary course of business), or capital contribution by such Person to any other Person, including all Debt and accounts owed by that other Person which are not current assets or did not arise from sales of goods or services to such Person in the ordinary course of business. The amount of any Investment shall be determined in conformity with GAAP.

      "OBLIGATIONS" means all obligations, liabilities and indebtedness of every nature of theCompany or any of its Subsidiaries from time to time owing to SJMB under any Transaction Document to which such Person is a party, including, without limitation, the due and punctual payment of the principal of and interest on any Reimbursement Note, when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise, including, to the extent permitted by applicable law, interest that accrues after the commencement of any proceeding by or against any of the Company or its Subsidiaries under the Bankruptcy Code and all other applicable debtor relief laws, and all other monetary obligations of the Company or any of its Subsidiaries to SJMB under this Reimbursement Agreement and each of the other Transaction Documents to which such Person is a party, including any and all fees, costs, expenses and indemnities.

      "PERMITTED DEBT" means (a) the Obligations; (b) debt arising from endorsing negotiable instruments for collection in the ordinary course of business; (c) purchase money debt incurred to finance equipment in the ordinary course of business; and (d) trade payables that are for goods furnished or services rendered in the ordinary course of business and that are payable in accordance with customary trade terms.

      "PERSON" means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

      "PROPERTY" means any asset, whether real, personal or mixed, or tangible or intangible, or any interest therein.

      "SEC" means the U.S. Securities and Exchange Commission or any other federal agency at the time administering the Securities Act of 1933, as amended.

      "SUBSIDIARY" means, with respect to any Person, any entity of which more than 50% (in number of votes) of the stock (or equivalent interests) is owned of record or beneficially, directly or indirectly, by such Person.

      25. COUNTERPARTS. This Reimbursement Agreement may be executed in one more counterparts, each of which constitutes an original execution and, in the aggregate, constitutes a single document.

                    INDUSTRIAL HOLDINGS, INC. SIGNATURE PAGE

      IN WITNESS WHEREOF, the Company has signed this Reimbursement Agreement as of the date first written above.

                                    INDUSTRIAL HOLDINGS, INC.

                                    By: _____________________________________
                                    Name:  Michael N. Marsh
                                    Title: President and Chief Executive Officer

                               SJMB SIGNATURE PAGE

      IN WITNESS WHEREOF, SJMB has signed this Reimbursement Agreement as of the date first written above.

                                    SJMB, L.P.

                                    By: SJMB, L.L.C., its general partner



                                    By: _____________________________________
                                    Name:  James Harrison
                                    Title: Vice President

                     EXHIBIT "A" TO REIMBURSEMENT AGREEMENT

THE SECURITIES REPRESENTED BY THIS WARRANT AND THE COMMON STOCK ISSUABLE THEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY OTHER APPLICABLE SECURITIES LAW AND, ACCORDINGLY, THE SECURITIES REPRESENTED BY THIS WARRANT MAY NOT BE RESOLD, PLEDGED, OR OTHERWISE TRANSFERRED, EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER, OR IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER, THE SECURITIES ACT AND IN ACCORDANCE WITH ANY OTHER APPLICABLE SECURITIES LAWS.

                                    WARRANTS

                           to Purchase Common Stock of

                            INDUSTRIAL HOLDINGS, INC.

                            Expiring on June 16, 2005


      This Warrant to Purchase Common Stock (the "Warrant") certifies that for value received, SJMB, L.P., a Delaware limited partnership (the "Holder"), or its assigns, is entitled to subscribe for and purchase from the Company (as hereinafter defined), in whole or in part, 400,000 shares of duly authorized, validly issued, fully paid and nonassessable shares of Common Stock (as hereinafter defined) at an initial Exercise Price (as hereinafter defined), subject, however, to the provisions and upon the terms and conditions hereinafter set forth. The number of shares of Common Stock purchasable hereunder and the Exercise Price therefor are subject to adjustment as hereinafter set forth. This Warrant and all rights hereunder shall expire at 5:00 p.m., Houston, Texas time, on June 16, 2005.

      As used herein, the following terms shall have the meanings set forth below:

      "COMPANY" shall mean Industrial Holdings, Inc., a Texas corporation, and shall also include any successor thereto with respect to the obligations hereunder, by merger, consolidation or otherwise.

      "COMMON STOCK" shall mean and include the Company's Common Stock, par value $0.01 per share, authorized on the date of the original issue of this Warrant and shall also include (i) in case of any reorganization, reclassification, consolidation, merger, share exchange or sale, transfer or other disposition of assets of the character referred to in Section 3.5 hereof, the stock, securities provided for in such Section 3.5, and (ii) any other shares of common stock of the Company into which such shares of Common Stock may be converted.

      "EXERCISE PRICE" The initial purchase price for each share of Common Stock payable upon exercise of the Warrants shall be $1.25 The Exercise Price shall be adjusted from time to time pursuant to the provisions hereof.

      "MARKET PRICE" for any day, when used with reference to Common Stock, shall mean the price of said Common Stock determined as follows: (i) the last reported sale price for the Common Stock on such day on the principal securities exchange on which the Common Stock is listed or admitted to trading or if no such sale takes place on such date, the average of the closing bid and asked prices thereof as officially reported, or, if not so listed or admitted to trading on any securities exchange, the last sale price for the Common Stock on the National Association of Securities Dealers National Market System or SmallCap Market on such date, or, if there shall have been no trading on such date or if the Common Stock shall not be listed on such system, the average of the closing bid and asked prices in the over-the-counter market as furnished by any NASD member firm selected from time to time by the Company for such purpose, in each such case, unless otherwise provided herein, averaged over a period of ten (10) consecutive Trading Days prior to the date as of which the determination is to be made; or (ii) if the Common Stock shall not be listed or admitted to trading or the closing bid and asked prices are unable to be furnished by an

NASD member firm, as provided in clause (i) above, the fair market value of the Common Stock as determined in good faith by the Board of Directors of the Company.

      "NOTE" shall mean any Subordinated Reimbursement Note of the Company issued to Holder pursuant to the terms and conditions of the Reimbursement Agreement, as hereinafter defined.

      "OUTSTANDING," when used with reference to Common Stock, shall mean (except as otherwise expressly provided herein) at any date as of which the number of shares thereof is to be determined, all issued shares of Common Stock, except shares then owned or held by or for the account of the Company.

      "PERSON" means any individual, corporation, partnership, joint venture, association, joint stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

      "SECURITIES ACT" means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

      "TRADING DAYS" shall mean any days during the course of which the principal securities exchange on which the Common Stock is listed or admitted to trading is open for the exchange of securities.

      "WARRANT SHARES" shall mean the shares of Common Stock purchased or purchasable by the holder hereof upon the exercise of the Warrants.

                                    ARTICLE I
                              EXERCISE OF WARRANTS

      1.1 METHOD OF EXERCISE. The Warrants represented hereby may be exercised by the holder hereof, in whole or in part, at any time and from time to time on or after the date hereof until 5:00 p.m., Houston, Texas time, on June 16, 2005. To exercise the Warrants, the holder hereof shall deliver to the Company, at the Warrant Office designated in Section 2.1 hereof, (i) a written notice in the form of the Subscription Notice attached as an exhibit hereto, stating therein the election of such holder to exercise the Warrants in the manner provided in the Subscription Notice; (ii) payment in full of the Exercise Price (A) in cash or by bank check for all Warrant Shares purchased hereunder, or (B) through a "cashless" or "net-issue" exercise of each such Warrant ("Cashless Exercise"); the holder shall exchange each Warrant subject to a Cashless Exercise for that number of Warrant Shares determined by multiplying the number of Warrant Shares issuable hereunder by a fraction, the numerator of which shall be the difference between (x) the Market Price and (y) the Exercise Price for each such Warrant, and the denominator of which shall be the Market Price; the Subscription Notice shall set forth the calculation upon which the Cashless Exercise is based, or
(C) a combination of (A) and (B) above; and (iii) this Warrant. The Warrants shall be deemed to be exercised on the date of receipt by the Company of the Subscription Notice, accompanied by payment for the Warrant Shares and surrender of this Warrant, as aforesaid, and such date is referred to herein as the "Exercise Date". Upon such exercise, the Company shall, as promptly as practicable and in any event within ten (10) business days, issue and deliver to such holder a certificate or certificates for the full number of the Warrant Shares purchased by such holder hereunder, and shall, unless the Warrants have expired, deliver to the holder hereof a new Warrant representing the number of Warrants, if any, that shall not have been exercised, in all other respects identical to this Warrant. As permitted by applicable law, the Person in whose name the certificates for Common Stock are to be issued shall be deemed to have become a holder of record of such Common Stock on the Exercise Date and shall be entitled to all of the benefits of such holder on the Exercise Date, including without limitation, the right to receive dividends and other distributions for which the record date falls on or after the Exercise Date and the right to exercise voting rights.

      1.2 EXPENSES AND TAXES. The Company shall pay all expenses and taxes (including, without limitation, all documentary, stamp, transfer or other transactional taxes) other than income taxes attributable to the preparation, issuance or delivery of the Warrants and of the shares of Common Stock issuable upon exercise of the Warrants.

      1.3 RESERVATION OF SHARES. The Company shall reserve at all times so long as the Warrants remain outstanding, free from preemptive rights, out of its treasury Common Stock or its authorized but unissued shares of

Common Stock, or both, solely for the purpose of effecting the exercise of the Warrants, a sufficient number of shares of Common Stock to provide for the exercise of the Warrants.

      1.4 VALID ISSUANCE. All shares of Common Stock that may be issued upon exercise of the Warrants will, upon issuance by the Company, be duly and validly issued, fully paid and nonassessable and free from all taxes, liens and charges with respect to the issuance thereof and, without limiting the generality of the foregoing, the Company shall take no action or fail to take any action which will cause a contrary result (including, without limitation, any action that would cause the Exercise Price to be less than the par value, if any, of the Common Stock).

      1.5 REIMBURSEMENT AGREEMENT. The Warrants represented hereby are part of a duly authorized issuance and sale of warrants to purchase Common Stock issued pursuant to the terms and conditions of that certain Reimbursement Agreement dated as of June 16, 2000 (the "Reimbursement Agreement") between the Company and Holder. The holder hereof shall be entitled to registration rights with respect to the underlying shares of Common Stock under the Securities Act and any applicable state securities or blue sky laws to the extent set forth in the Registration Rights Agreement among Holder and the Company dated as of even date herewith (the "Registration Rights Agreement"), as amended or modified. The terms of the Reimbursement Agreement are hereby incorporated herein for all purposes and shall be considered a part of this Warrant as if they had been fully set forth herein. Notwithstanding the previous sentence, in the event of any conflict between the provisions of the Reimbursement Agreement and of this Warrant, the provisions of this Warrant shall control.

      1.6 ACKNOWLEDGMENT OF RIGHTS. At the time of the exercise of the Warrants in accordance with the terms hereof and upon the written request of the holder hereof, the Company will acknowledge in writing its continuing obligation to afford to such holder any rights (including, without limitation, any right to registration of the Warrant Shares) to which such holder shall continue to be entitled after such exercise in accordance with the provisions of this Warrant; PROVIDED, HOWEVER, that if the holder hereof shall fail to make any such request, such failure shall not affect the continuing obligation of the Company to afford to such holder any such rights.

      1.7 NO FRACTIONAL SHARES. The Company shall not be required to issue fractional shares of Common Stock on the exercise of this Warrant. If more than one Warrant shall be presented for exercise at the same time by the same holder, the number of full shares of Common Stock which shall be issuable upon such exercise shall be computed on the basis of the aggregate number of whole shares of Common Stock purchasable on exercise of the Warrants so presented. If any fraction of a share of Common Stock would, except for the provisions of this
Section 1.7, be issuable on the exercise of this Warrant, the Company shall pay an amount in cash calculated by it to be equal to the Market Price of one share of Common Stock at the time of such exercise multiplied by such fraction computed to the nearest whole cent.

                                   ARTICLE II
                                    TRANSFER

      2.1 WARRANT OFFICE. The Company shall maintain an office for certain purposes specified herein (the "Warrant Office"), which office shall initially be the Company's offices at 7135 Ardmore, Houston, Texas 77054 and may subsequently be such other office of the Company or of any transfer agent of the Common Stock in the continental United States as to which written notice has previously been given to the holder hereof. The Company shall maintain, at the Warrant Office, a register for the Warrants in which the Company shall record the name and address of the Person in whose name this Warrant has been issued, as well as the name and address of each permitted assignee of the rights of the registered owner hereof.

      2.2 OWNERSHIP OF WARRANTS. The Company may deem and treat the Person in whose name the Warrants are registered as the holder and owner hereof (notwithstanding any notations of ownership or writing hereon made by anyone other than the Company) for all purposes and shall not be affected by any notice to the contrary until presentation of this Warrant for registration of transfer as provided in this Article II. Notwithstanding the foregoing, the Warrants represented hereby, if properly assigned in compliance with this Article II, may be exercised by an assignee for the purchase of Warrant Shares without having a new Warrant issued.

      2.3 RESTRICTIONS ON TRANSFER OF WARRANTS. The Company agrees to maintain at the Warrant Office books for the registration and transfer of the Warrants. Subject to the restrictions on transfer of the Warrants in this Section 2.3, the Company, from time to time, shall register the transfer of the Warrants in such books upon surrender of this Warrant at the Warrant Office properly endorsed or accompanied by appropriate instruments of transfer and written instructions for transfer satisfactory to the Company. Upon any such transfer and upon payment by the holder or its transferee of any applicable transfer taxes, new Warrants shall be issued to the transferee and the transferor (as their respective interests may appear) and the surrendered Warrants shall be canceled by the Company. The Company shall pay all taxes (other than securities transfer taxes or income taxes) and all other expenses and charges payable in connection with the transfer of the Warrants pursuant to this Section 2.3.

            2.3.1 RESTRICTIONS IN GENERAL. The holder of the Warrants agrees that it will not transfer the Warrants unless registration of such Warrant Shares under the Securities Act and any applicable state securities or blue sky laws has become effective or the holder has provided to the Company an opinion of counsel acceptable to the Company that such registration is not required. Prior to any transfer (other than the grant of a security interest) as provided herein, the transferor shall provide written notice to the Company and an opinion of counsel to the effect that the proposed transfer is exempt from registration under all applicable securities laws, all in form and substance reasonably satisfactory to the Company. Any lender or lenders to which the Holder grants a security interest in the Warrants shall be entitled to exercise all remedies to which it is entitled by contract or by law, including (without limitation) transferring the Warrants into its own name or into the name of any purchaser at any sale undertaken in connection with enforcement by such lender of its remedies.

      2.4 COMPLIANCE WITH SECURITIES LAWS. Subject to the terms of the Registration Rights Agreement, and notwithstanding any other provisions contained in this Warrant except Section 2.3.1, the holder hereof understands and agrees that the following restrictions and limitations shall be applicable to all Warrant Shares and to all resales or other transfers thereof pursuant to the Securities Act:

            2.4.1 The holder hereof agrees that the Warrant Shares shall not be sold or otherwise transferred unless the Warrant Shares are registered under the Securities Act and applicable state securities or blue sky laws or are exempt therefrom.

            2.4.2 A legend in substantially the following form will be placed on the certificate(s) evidencing the Warrant Shares:

                  "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN
            REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY OTHER APPLICABLE SECURITIES LAW AND, ACCORDINGLY, THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY NOT BE RESOLD, PLEDGED, OR OTHERWISE TRANSFERRED, EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER, OR IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER, THE SECURITIES ACT AND IN ACCORDANCE WITH ANY OTHER APPLICABLE SECURITIES LAWS."

            2.4.3 Stop transfer instructions may be imposed with respect to the Warrant Shares so as to restrict resale or other transfer thereof, subject to this Section 2.4.

                                   ARTICLE III
                                  ANTI-DILUTION

      3.1 ANTI-DILUTION PROVISIONS. The Exercise Price shall be subject to adjustment from time to time as hereinafter provided.

      3.2 ADJUSTMENT OF EXERCISE PRICE UPON ISSUANCE OF COMMON STOCK.

            3.2.1 (A) If and whenever after the date hereof the Company shall issue or sell any Common Stock for no consideration or for a consideration per share less than the Exercise Price, issue convertible securities other than this Warrant, including other warrants, grant stock options, or issue any other common stock equivalent (other than shares reserved for issuance to officers, employees, directors, consultants or advisors of the Company pursuant to existing stock option or restricted stock purchase plans), then, forthwith upon such issue or sale, the Exercise Price shall be reduced (but not increased), to the lower price per share (calculated pursuant to this Section 3.2 to the nearest one-ten thousandth of a cent) but in any event not less than $.001 per share.

            (B) Notwithstanding the provisions of this Section 3.2, no adjustment shall be made in the Exercise Price in the event that the Company issues, in one or more transactions, (i) Common Stock or convertible securities upon exercise of any options issued to officers, directors or employees of the Company pursuant to a stock option plan or an employment, severance or consulting agreement as now or hereafter in effect, in each case approved by the Board of Directors (provided that the aggregate number of shares of Common Stock which may be issuable, including options issued prior to the date hereof, under all such employee plans and agreements shall at no time exceed the number of such shares of Common Stock that are issuable under currently effective employee plans and agreements); (ii) Common Stock upon exercise of the Warrants or any other warrant issued pursuant to the terms of the Reimbursement Agreement or otherwise issued to the Holder; (iii) Common Stock upon exercise of any stock purchase warrant or option (other than the options referred to in clause (i) above) or other convertible security outstanding on the date hereof; (iv) Common Stock issued as consideration in acquisitions (including warrants, options or convertible securities issued as consideration for an acquisition or to officers, directors or employees of the acquired entity in conjunction therewith), or (v) warrants or convertible notes pursuant to the transactions contemplated by that certain Amended and Restated Letter of Intent dated June 12, 2000, among Holder, the Company and St. James Capital Partners, L.P. or Common Stock upon exercise of such warrants or conversion of such convertible notes. In addition, for purposes of calculating any adjustment of the Exercise Price as provided in this Section 3.2, all of the shares of Common Stock issuable pursuant to any of the foregoing shall be assumed to be outstanding prior to the event causing such adjustment to be made.

            3.2.2 For purposes of this Section 3.2, the following Sections 3.2.2(A) to 3.2.2(E) inclusive, shall be applicable:

            (A) ISSUANCE OF RIGHTS OR OPTIONS. In case at any time after the date hereof the Company shall in any manner grant (whether directly or by assumption in a merger or otherwise) any rights to subscribe for or to purchase, or any options for the purchase of, Common Stock or any stock or securities convertible into or exchangeable for Common Stock (such convertible or exchangeable stock or securities being herein called "Convertible Securities") (other than warrants, options or convertible securities issued as consideration for or assumed in conjunction with an acquisition or to officers, directors or employees of the acquired entity in conjunction therewith), whether or not such rights or options or the right to convert or exchange any such Convertible Securities are immediately exercisable, and the price per share for which shares of Common Stock are issuable upon the exercise of such rights or options or upon conversion or exchange of such Convertible Securities (determined by dividing (i) the total amount, if any, received or receivable by the Company as consideration for the granting of such rights or options, plus the minimum aggregate amount of additional consideration, if any, payable to the Company upon the exercise of such rights or options, or plus, in the case of such rights or options that relate to Convertible Securities, the minimum aggregate amount of additional consideration, if any, payable upon the issue or sale of such Convertible Securities and upon the conversion or exchange thereof, by (ii) the total maximum number of shares of Common Stock issuable upon the exercise of such rights or options or upon the conversion or exchange of all such Convertible Securities issuable upon the exercise of such rights or options) shall be less than the Exercise Price in effect as of the date of granting such rights or options, then the total maximum number of shares of Common Stock issuable upon the exercise of such rights or options or upon conversion or exchange of all such Convertible Securities issuable upon the exercise of such rights or options shall be deemed to be outstanding as of the date of the granting of such rights or options and to have been issued for such price per share, with the effect on the Exercise Price specified in Section
      3.2.1 hereof. Except as provided in Section 3.2.2 hereof, no further adjustment of the Exercise Price shall be made upon the actual issuance of such Common Stock or of such Convertible Securities upon exercise of such rights or options or upon the actual issuance of such Common Stock upon conversion or exchange of such Convertible Securities.

            (B) CHANGE IN OPTION PRICE OR CONVERSION RATE. If: (i) the purchase price provided for in any right or option, (ii) the additional consideration, if any, payable upon the conversion or exchange of any Convertible Securities, or (iii) the rate at which any Convertible Securities are convertible into or exchangeable for Common Stock shall be decreased (other than under or by reason of provisions designed to protect against dilution), the Exercise Price then in effect hereunder shall forthwith be decreased to the Exercise Price that would have been in effect at such time had such rights, options or Convertible Securities provided for such changed purchase price, additional consideration or conversion rate, at the time initially issued.

            (C) CONSIDERATION FOR STOCK. In case at any time Common Stock or Convertible Securities or any rights or options to purchase any such Common Stock or Convertible Securities shall be issued or sold for cash, the consideration therefor shall be deemed to be the amount received by the Company therefor. In case at any time any Common Stock, Convertible Securities or any rights or options to purchase any such Common Stock or Convertible Securities shall be issued or sold for consideration other than cash, the amount of the consideration other than cash received by the Company shall be deemed to be the fair value of such consideration, as determined reasonably and in good faith by the Board of Directors of the Company. In case at any time any Common Stock, Convertible Securities or any rights or options to purchase any Common Stock or Convertible Securities shall be issued in connection with any merger or consolidation in which the Company is the surviving corporation, the amount of consideration received therefor shall be deemed to be the fair value, as determined reasonably and in good faith by the Board of Directors of the Company, of such portion of the assets and business of the nonsurviving corporation as such Board of Directors may determine to be attributable to such Common Stock, Convertible Securities, rights or options as the case may be. In case at any time any rights or options to purchase any shares of Common Stock or Convertible Securities shall be issued in connection with the issuance and sale of other securities of the Company, together consisting of one integral transaction in which no consideration is allocated to such rights or options by the parties, such rights or options shall be deemed to have been issued with consideration.

            (D) RECORD DATE. In the case the Company shall take a record of the holders of its Common Stock for the purpose of entitling them (i) to receive a dividend or other distribution payable in Common Stock or Convertible Securities, or (ii) to subscribe for or purchase Common Stock or Convertible Securities, then such record date shall be deemed to be the date of the issuance or sale of the Common Stock or Convertible Securities deemed to have been issued or sold as a result of the declaration of such dividend or the making of such other distribution or the date of the granting of such right of subscription or purchase, as the case may be.

            (E) TREASURY SHARES. The number of shares of Common Stock outstanding at any given time shall not include shares owned directly by the Company in treasury, and the disposition of any such shares shall be considered an issuance or sale of Common Stock for the purpose of this
      Section 3.2.

      3.3 STOCK DIVIDENDS. In case the Company shall declare a dividend or make any other distribution upon any shares of the Company, payable in Common Stock or Convertible Securities, any Common Stock or Convertible Securities, as the case may be, issuable in payment of such dividend or distribution shall be deemed to have been issued or sold without consideration.

      3.4 STOCK SPLITS AND REVERSE SPLITS. In the event that the Company shall at any time subdivide its outstanding shares of Common Stock into a greater number of shares, the Exercise Price in effect immediately prior to such subdivision shall be proportionately reduced and the number of Warrant Shares purchasable pursuant to this Warrant immediately prior to such subdivision shall be proportionately increased, and conversely, in the event that the outstanding shares of Common Stock shall at any time be combined into a smaller number of shares, the Exercise Price in effect immediately prior to such combination shall be proportionately increased and the number of Warrant Shares purchasable upon the exercise of this Warrant immediately prior to such combination shall be proportionately reduced. Except as provided in this Section 3.4, no adjustment in the Exercise Price and no change in the number of Warrant Shares purchasable shall be made under this Article III as a result of, or by reason of, any such subdivision or combination.

      3.5 REORGANIZATIONS AND ASSET SALES. If any capital reorganization or reclassification of the capital stock of the Company, or any consolidation, merger or share exchange of the Company with another Person, or the sale, transfer or other disposition of all or substantially all of its assets to another Person shall be effected in such a way that a holder of Common Stock of the Company shall be entitled to receive capital stock, securities or assets with respect to or in exchange for their shares, then the following provisions shall apply:

            3.5.1 As a condition of such reorganization, reclassification, consolidation, merger, share exchange, sale, transfer or other disposition (except as otherwise provided below in this Section 3.5), lawful and adequate provisions shall be made whereby the holder of Warrants shall thereafter have the right to purchase and receive upon the terms and conditions specified in this Warrant and in lieu of the Warrant Shares immediately theretofore receivable upon the exercise of the rights represented hereby, such shares of capital stock, securities or assets as may be issued or payable with respect to or in exchange for a number of outstanding shares of such Common Stock equal to the number of Warrant Shares immediately theretofore so receivable had such reorganization, reclassification, consolidation, merger, share exchange or sale not taken place, and in any such case appropriate provision reasonably satisfactory to such holder shall be made with respect to the rights and interests of such holder to the end that the provisions hereof (including, without limitation, provisions for adjustments of the Exercise Price and of the number of Warrant Shares receivable upon the exercise) shall thereafter be applicable, as nearly as possible, in relation to any shares of capital stock, securities or assets thereafter deliverable upon the exercise of Warrants.

            3.5.2 In the event of a merger, share exchange or consolidation of the Company with or into another Person as a result of which a number of shares of Common Stock or its equivalent of the successor Person greater or lesser than the number of shares of Common Stock outstanding immediately prior to such merger, share exchange or consolidation are issuable to holders of Common Stock, then the Exercise Price in effect immediately prior to such merger, share exchange or consolidation shall be adjusted in the same manner as though there were a subdivision or combination of the outstanding shares of Common Stock.

            3.5.3 The Company shall not effect any such consolidation, merger, share exchange, sale, transfer or other disposition unless prior to or simultaneously with the consummation thereof the successor Person (if other than the Company) resulting from such consolidation, share exchange or merger of the Person purchasing or otherwise acquiring such assets shall have assumed by written instrument executed and mailed or delivered to the holder hereof at the last address of such holder appearing on the books of the Company the obligation to deliver to such holder such shares of capital stock, securities or assets as, in accordance with the foregoing provisions, such holder may be entitled to receive, and all other liabilities and obligations of the Company hereunder. Upon written request by the holder hereof, such successor Person will issue a new warrant revised to reflect the modifications in this Warrant effected pursuant to this Section 3.5.

            3.5.4 If a purchase, tender or exchange offer is made to and accepted by the holders of 50% or more of the outstanding shares of Common Stock, the Company shall not effect any consolidation, merger, share exchange or sale, transfer or other disposition of all or substantially all of the Company's assets with the Person having made such offer or with any affiliate of such Person, unless prior to the consummation of such consolidation, merger, share exchange, sale, transfer or other disposition the holder hereof shall have been given a reasonable opportunity to then elect to receive upon the exercise of the Warrants either the capital stock, securities or assets then issuable with respect to the Common Stock or the capital stock, securities or assets, or the equivalent, issued to previous holders of the Common Stock in accordance with such offer.

      3.6 ADJUSTMENT FOR ASSET DISTRIBUTION. If the Company declares a dividend or other distribution payable to all holders of shares of Common Stock in evidences of indebtedness of the Company or other assets of the Company (including, cash (other than regular cash dividends declared by the Board of Directors), capital stock (other than Common Stock, Convertible Securities or options or rights thereto) or other property), the Exercise Price in effect immediately prior to such declaration of such dividend or other distribution shall be reduced by an amount equal to the amount of such dividend or distribution payable per share of Common Stock, in the case of a cash dividend or distribution, or by the fair value of such dividend or distribution per share of Common Stock (as reasonably determined in good faith by the Board of Directors of the Company), in the case of any other dividend or distribution. Such reduction shall be made whenever any such dividend or distribution is made and shall be effective as of the date as of which a record is taken for the purpose of such dividend or distribution or, if a record is not taken, the date as of which holders of record of Common Stock entitled to such dividend or distribution are determined.

      3.7 DE MINIMIS ADJUSTMENTS. No adjustment in the number of shares of Common Stock purchasable hereunder shall be required unless such adjustment would require an increase or decrease of at least one share of Common Stock purchasable upon an exercise of each Warrant and no adjustment in the Exercise Price shall be required unless such adjustment would require an increase or decrease of at least $0.01 in the Exercise Price; provided, however, that any adjustments which by reason of this Section 3.7 are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations shall be made to the nearest full share or nearest one hundredth of a dollar, as applicable.

      3.8 NOTICE OF ADJUSTMENT. Whenever the Exercise Price or the number of Warrant Shares issuable upon the exercise of the Warrants shall be adjusted as herein provided, or the rights of the holder hereof shall change by reason of other events specified herein, the Company shall compute the adjusted Exercise Price and the adjusted number of Warrant Shares in accordance with the provisions hereof and shall prepare an Officer's Certificate setting forth the adjusted Exercise Price and the adjusted number of Warrant Shares issuable upon the exercise of the Warrants or specifying the other shares of stock, securities or assets receivable as a result of such change in rights, and showing in reasonable detail the facts and calculations upon which such adjustments or other changes are based and shall obtain an opinion of the Company's independent accountants as to the correctness of such adjustments and calculations and to the effect that such adjustments and calculations have been made in accordance with the terms hereof. The Company shall cause to be mailed to the holder hereof copies of such Officer's Certificate and its independent accountants' opinion together with a notice stating that the Exercise Price and the number of Warrant Shares purchasable upon exercise of the Warrants have been adjusted and setting forth the adjusted Exercise Price and the adjusted number of Warrant Shares purchasable upon the exercise of the Warrants.

      3.9 NOTIFICATIONS TO HOLDERS. In case at any time the Company proposes:

            (i) to declare any dividend upon its Common Stock payable in capital stock or make any special dividend or other distribution (other than cash dividends) to the holders of its Common Stock;

            (ii) to offer for subscription pro rata to all of the holders of its Common Stock any additional shares of capital stock of any class or other rights;

            (iii) to effect any capital reorganization, or reclassification of the capital stock of the Company, or consolidation, merger or share exchange of the Company with another Person, or sale, transfer or other disposition of all or substantially all of its assets; or

            (iv) to effect a voluntary or involuntary dissolution, liquidation or winding up of the Company,

then, in any one or more of such cases, the Company shall give the holder hereof
(a) at least 10 days' (but not more than 90 days') prior written notice of the date on which the books of the Company shall close or a record shall be taken for such dividend, distribution or subscription rights or for determining rights to vote in respect of such issuance, reorganization, reclassification, consolidation, merger, share exchange, sale, transfer, disposition, dissolution, liquidation or winding up, and (b) in the case of any such issuance, reorganization, reclassification, consolidation, merger, share exchange, sale, transfer, disposition, dissolution, liquidation or winding up, at least 10 days' (but not more than 90 days') prior written notice of the date when the same shall take place. Such notice in accordance with the foregoing clause (a) shall also specify, in the case of any such dividend, distribution or subscription rights, the date on which the holders of Common Stock shall be entitled thereto, and such notice in accordance with the foregoing clause (b) shall also specify the date on which the holders of Common Stock shall be entitled to exchange their Common Stock, as the case may be, for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, share exchange, sale, transfer, disposition, dissolution, liquidation or winding up, as the case may be.

      3.10 COMPANY TO PREVENT DILUTION. If any event or condition occurs as to which other provisions of this Article III are not strictly applicable or if strictly applicable would not fairly protect the exercise or purchase rights of the Warrants evidenced hereby in accordance with the essential intent and principles of such provisions, or that might materially and adversely affect the exercise or purchase rights of the holder hereof under any provisions of this Warrant, then the Company shall make such adjustments in the application of such provisions, in accordance with such essential intent and principles, so as to protect such exercise and purchase rights as aforesaid, and any adjustments necessary with respect to the Exercise Price and the number of Warrant Shares purchasable hereunder so as to preserve the rights of the holder hereunder. In no event shall any such adjustment have the effect of increasing the Exercise Price as otherwise determined pursuant to this Article III except in the event of a combination of shares of the type contemplated in Section 3.4 hereof, and then in no event to an amount greater than the Exercise Price as adjusted pursuant to Section 3.4 hereof.

                                   ARTICLE IV
                                  MISCELLANEOUS

      4.1 ENTIRE AGREEMENT. This Warrant, together with the Agreement and the Registration Rights Agreement, contains the entire agreement between the holder hereof and the Company with respect to the Warrant Shares purchasable upon exercise hereof and the related transactions and supersedes all prior arrangements or understandings with respect thereto.

      4.2 GOVERNING LAW. This warrant shall be governed by and construed in accordance with the laws of the State of Texas.

      4.3 WAIVER AND AMENDMENT. Any term or provision of this Warrant may be waived at any time by the party which is entitled to the benefits thereof and any term or provision of this Warrant may be amended or supplemented at any time by agreement of the holder hereof and the Company, except that any waiver of any term or condition, or any amendment or supplementation, of this Warrant shall be in writing. A waiver of any breach or failure to enforce any of the terms or conditions of this Warrant shall not in any way effect, limit or waive a party's rights hereunder at any time to enforce strict compliance thereafter with every term or condition of this Warrant.

      4.4 ILLEGALITY. In the event that any one or more of the provisions contained in this Warrant shall be determined to be invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in any other respect and the remaining provisions of this Warrant shall not, at the election of the party for whom the benefit of the provision exists, be in any way impaired.

      4.5 COPY OF WARRANT. A copy of this Warrant shall be filed among the records of the Company.

      4.6 NOTICE. Any notice or other document required or permitted to be given or delivered to the holder hereof shall be in writing and delivered at, or sent by certified or registered mail to such holder at, the last address shown on the books of the Company maintained at the Warrant Office for the registration of this Warrant or at any more recent address of which the holder hereof shall have notified the Company in writing. Any notice or other document required or permitted to be given or delivered to the Company, other than such notice or documents required to be delivered to the Warrant Office, shall be delivered at, or sent by certified or registered mail to, the offices of the Company at 7135 Ardmore, Houston, Texas 77054, or such other address within the continental United States of America as shall have been furnished by the Company to the holder of this Warrant.

      4.7 LIMITATION OF LIABILITY; NOT STOCKHOLDERS. No provision of this Warrant shall be construed as conferring upon the holder hereof the right to vote, consent, receive dividends or receive notices (other than as herein expressly provided) in respect of meetings of stockholders for the election of directors of the Company or any other matter whatsoever as a stockholder of the Company. No provision hereof, in the absence of affirmative action by the holder hereof to purchase shares of Common Stock, and no mere enumeration herein of the rights or privileges of the holder hereof, shall give rise to any liability of such holder for the purchase price of any shares of Common Stock or as a stockholder of the Company, whether such liability is asserted by the Company or by creditors of the Company.

      4.8 EXCHANGE, LOSS, DESTRUCTION, ETC. OF WARRANT. Upon receipt of evidence satisfactory to the Company of the loss, theft, mutilation or destruction of this Warrant, and in the case of any such loss, theft or destruction upon delivery of a bond of indemnity or such other security in such form and amount as shall be reasonably satisfactory to the Company, or in the event of such mutilation upon surrender and cancellation of this Warrant, the Company will make and deliver a new warrant of like tenor, in lieu of such lost, stolen, destroyed or mutilated Warrant. Any warrant issued under the provisions of this
Section 4.8 in lieu of any Warrant alleged to be lost, destroyed or stolen, or in lieu of any mutilated Warrant, shall constitute an original contractual obligation on the part of the Company. This Warrant shall be promptly canceled by the Company upon the surrender hereof in connection with any exchange or replacement. The Company shall pay all taxes (other than securities transfer taxes or income taxes) and all other expenses and charges payable in connection with the preparation, execution and delivery of warrants pursuant to this
Section 4.8.

      4.9 REGISTRATION RIGHTS. The Warrant Shares shall be entitled to such registration rights under the Securities Act and under applicable state securities laws as are specified in the Registration Rights Agreement.

      4.10 HEADINGS. The Article and Section and other headings herein are for convenience only and are not a part of this Warrant and shall not affect the interpretation thereof.

      IN WITNESS WHEREOF, the Company has caused this Warrant to be signed in its name.

Dated as of June 16, 2000.

                              INDUSTRIAL HOLDINGS, INC.

                              By: _______________________________________
                                    Michael N. Marsh
                                    President and Chief Executive Officer

                               SUBSCRIPTION NOTICE

      The undersigned, the holder of the foregoing Warrant, hereby elects to exercise purchase rights represented thereby for, and to purchase thereunder, _______ shares of the Common Stock covered by such Warrant through a "cashless" or "net issue" exercise of such Warrant ("Cashless Exercise") pursuant to
Section 1.1 of such Warrant, and requests that certificates for such shares (and any other securities or other property issuable upon such exercise) be issued in the name of, and delivered to ________________.

The calculation upon which the Cashless Exercise is based is as follows:

(No. of Warrants) ((Market Price - Exercise Price)/Market Price) = No. of shares of Common Stock

      - OR -

      The undersigned, the holder of the foregoing Warrant, hereby elects to exercise purchase rights represented thereby for, and to purchase thereunder, _______ shares of the Common Stock covered by such Warrant, and herewith makes payment in full for such shares, and requests (a) that certificates for such shares (and any other securities or other property issuable upon such exercise) be issued in the name of, and delivered to ________________, and (b) if such shares shall not include all of the shares issuable as provided in such Warrant, that a new Warrant of like tenor and date for the balance of the shares issuable thereunder be delivered to the undersigned.

Signature:  _____________________________________

Date: _________________________________________

                                   ASSIGNMENT

For value received, _______________________, hereby sells, assigns, and transfers unto _________________________ the within Warrant, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint ________________________ attorney, to transfer such Warrant on the books of the Company, with full power of substitution.

                                          ______________________________________

Date: _______________________________

                     EXHIBIT "B" TO REIMBURSEMENT AGREEMENT

THE SECURITIES REPRESENTED BY THIS NOTE AND THE COMMON STOCK ISSUABLE THEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") OR ANY OTHER APPLICABLE SECURITIES LAWS AND, ACCORDINGLY, THE SECURITIES REPRESENTED BY THIS NOTE MAY NOT BE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER, OR IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER, THE SECURITIES ACT AND IN ACCORDANCE WITH ANY OTHER APPLICABLE SECURITIES LAWS.

THE RIGHT TO RECEIVE ANY PAYMENTS HEREON IS SUBJECT TO THE TERMS OF THAT CERTAIN SUBORDINATION AGREEMENT AND ASSIGNMENT AGREEMENT DATED OF EVEN DATE HEREWITH BY AND BETWEEN THE MAKER AND THE LENDER AND IN FAVOR OF COMERICA BANK-TEXAS, NATIONAL BANK OF CANADA AND HIBERNIA NATIONAL BANK, REFERENCE TO WHICH INSTRUMENT IS HERE MADE AND WHICH INSTRUMENT IS HERE INCORPORATED BY REFERENCE FOR ALL PURPOSES. THIS IS NOT A NEGOTIABLE NOTE. ANY HOLDERS' RIGHTS IN THIS NOTE ARE SUBJECT TO THE PROVISIONS OF THE SUBORDINATION AGREEMENT.

                            INDUSTRIAL HOLDINGS, INC.
               $_________ SUBORDINATED CONVERTIBLE PROMISSORY NOTE

$___________                 Houston, Texas              ________ __, 2000

INDUSTRIAL HOLDINGS, INC., a Texas corporation (hereinafter called the "Company," which term includes any directly or indirectly controlled subsidiaries or successor entities), for value received, hereby promises to pay to SJMB, L.P., a Delaware limited partnership (hereinafter called the "Holder"), or its registered assigns, the principal sum of up to __________ Dollars ($_______), together with interest on the amount of such principal sum from time to time outstanding, payable in accordance with the terms set forth below. This
Note is one of the Subordinated Reimbursement Notes issued pursuant to that certain Reimbursement Agreement dated as of June 16, 2000 between Holder and the Company (the "Reimbursement Agreement");

                                    ARTICLE I
                                   DEFINITIONS

      1.1 DEFINITIONS. For all purposes of this Note, except as otherwise expressly provided or unless the context otherwise requires: (a) the terms defined in this Article have the meanings assigned to them in this Article and include the plural as well as the singular; (b) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles as promulgated from time to time by the Association of Independent Certified Public Accountants; and (c) the words "herein," "hereof" and "hereunder" and other words of similar import refer to this Note as a whole and not to any particular Article, Section or other subdivision.

"BOARD OF DIRECTORS" means the board of directors of the Company as elected from time to time or any duly authorized committee of that board.

"BUSINESS DAY" means each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in Houston, Texas are authorized or obligated by law or executive order to be closed.

"COMMON STOCK" means shares of common stock, par value $0.01 per share, of the Company.

"CONVERSION PRICE" means the price per share determined in accordance with Articles IV and V (as adjusted in accordance with the terms of this Note) at which shares of Common Stock shall be delivered to Holder upon conversion of this Note.

"DEFAULT" means any event which is, or after notice or passage of time would be, an Event of Default.

"EVENT OF DEFAULT" has the meaning specified in Section 3.1.

"INDEBTEDNESS" of any Person means all indebtedness of such Person, whether outstanding on the date of this Note or hereafter created, incurred, assumed or guaranteed, (a) for the principal of and premium, if any, and interest on all debts of the Person whether outstanding on the date of this Note or thereafter created (i) for money borrowed by such Person (including capitalized lease obligations), (ii) for money borrowed by others (including capitalized lease obligations) and guaranteed, directly or indirectly, by such Person, or (iii) constituting purchase money indebtedness, or indebtedness secured by property ("Purchase Money Indebtedness") at the time of the acquisition of such property by such Person, for the payment of which the Person is directly or contingently liable; (b) for all accrued obligations of the Person in respect of any contract, agreement or instrument imposing an obligation upon the Person to pay over funds; (c) for all trade debt of the Person; and (d) for all deferrals, renewals, extensions and refundings of, and amendments, modifications and supplements to, any of the indebtedness referred to in (a), (b) or (c) above.

"MARKET PRICE" for any day, when used with reference to Common Stock, shall mean the price of said Common Stock determined as follows: (i) the last reported sale price for the Common Stock on such day on the principal securities exchange on which the Common Stock is listed or admitted to trading or if no such sale takes place on such date, the average of the closing bid and asked prices thereof as officially reported, or, if not so listed or admitted to trading on any securities exchange, the last sale price for the Common Stock on the National Association of Securities Dealers National Market System or SmallCap Market on such date, or, if there shall have been no trading on such date or if the Common Stock shall not be listed on such system, the average of the closing bid and asked prices in the over-the-counter market as furnished by any NASD member firm selected from time to time by the Company for such purpose, in each such case, unless otherwise provided herein, averaged over a period of ten (10) consecutive Trading Days prior to the date as of which the determination is to be made; or
(ii) if the Common Stock shall not be listed or admitted to trading or the closing bid and asked prices are unable to be furnished by an NASD member firm, as provided in clause (i) above, the fair market value of the Common Stock as determined in good faith by the Board of Directors of the Company.

"MATURITY DATE", when used with respect to this Note, means the date which is the earlier of (1) January 31, 2002, and (2) or such earlier date upon which this Note becomes due and payable under Section 3.2.

"NOTE" means this $_______ 11% Subordinated Convertible Promissory Note, as hereafter amended, modified, substituted or replaced.

"PERSON" means any individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, estate, other entity, unincorporated organization or government or any agency or political subdivision thereof.

"SIGNIFICANT SUBSIDIARY" means at any time, any Subsidiary of the Company that constitutes a "Significant Subsidiary" of the Company within the meaning of Rule 1-02 of Regulation S-X under the Securities Act of 1933, as amended.

"SUBORDINATION AGREEMENT" means that certain Subordination Agreement dated as of June 30, 2000 by and between the Company, the Holder and Comerica Bank-Texas as Agent, the terms of which are incorporated by reference as if fully set forth herein, and by which the repayment of this Note are subordinated to certain indebtedness owing by the Company to Comerica Bank-Texas, National Bank of Canada and Hibernia National Bank all as more fully provided therein.

"SUBSIDIARY" means a corporation or other entity more than 50% of the outstanding voting stock of which, or more than 50% of the equity interest in which, is owned, directly or indirectly, by the Company or by one or more other Subsidiaries of the Company, or by any combination of the Company and one or more other Subsidiaries. For purposes of this definition, "voting stock" means stock which ordinarily has voting power for the election of directors, and equity interests means the right to receive the profits of the entity, when disbursed, or the assets of the entity upon liquidation or dissolution.

"TRADING DAYS" shall mean any days during the course of which the principal securities exchange on which the Common Stock is listed or admitted to trading is open for the exchange of securities.

                                   ARTICLE II
                             INTEREST AND REPAYMENT

      2.1 INTEREST. From the date of this Note through the Maturity Date, interest shall accrue hereunder on the unpaid outstanding principal sum of this Note at a rate equal to eleven percent (11%) per annum calculated on the basis of a 360-day year. All past due amounts of principal and interest shall bear interest at fifteen percent (15%) per annum calculated on the basis of a 360-day year until paid.

      2.2 PAYMENT OF Principal AND INTEREST. Subject to the terms of the Subordination Agreement the principal and all accrued and unpaid interest under this Note shall be due and payable in full on the Maturity Date.

      2.3 PREPAYMENTS. Subject to the terms of the Subordination Agreement and also subject to Holder's right to convert, at any time before the Maturity Date, the Company may prepay this Note, in whole or in part, without penalty or discount, upon five days' prior written notice given to Holder pursuant to
Section 7.5. All payments made under this Note shall be applied first to accrued interest, and the balance, if any, to principal; provided, however, that interest shall accrue on any remaining principal balance and shall be payable at the rate provided above.

      2.4 MANNER OF PAYMENT. Payments of principal and interest on this Note will be made by delivery of a check to Holder at its address as set forth in this Note or a wire transfer pursuant to instructions from Holder.

      If the date upon which the payment of principal and interest is required to be made pursuant to this Note occurs other than on a Business Day, then such payment of principal and interest shall be made on the next occurring Business Day following said payment date and shall include interest through said next occurring Business Day.

                                   ARTICLE III
                                    REMEDIES

      3.1 EVENTS OF DEFAULT. An "Event of Default" occurs if:

            (a) the Company defaults in the payment or mandatory prepayment of the principal or interest on this Note or any other note that may be issued pursuant to the Reimbursement Agreement, if any ("Other Reimbursement Notes"), when such principal or interest becomes due and payable; or

            (b) the Company defaults in the performance of any covenant made by the Company in and of (i) the Reimbursement Agreement,; (ii) the Warrants to purchase Common Stock issued by the Company to SJMB, L.P. pursuant to the terms of the Reimbursement Agreement (the "Reimbursement Warrants");
      (iii) the Registration Rights Agreement dated June 16, 2000 between the Company and the initial Holder hereof; (iv) that certain Letter Agreement dated as of the date hereof among the Company, SJMB, L.P., OF Acquisition, L.P., St. James Management, L.L.C. and Philform, Inc. (the "OF Letter Agreement"); (v) this Note, and such default remains uncured for a period of 30 days (other than a default in the performance of a covenant specifically addressed elsewhere in this Section 3.1); (vi) the Other Reimbursement Notes; or (vii) any document or agreement pursuant to which this Note is secured by assets of the Company or any of its Subsidiaries and all applicable cure periods in respect of the foregoing have run; PROVIDED THAT a default in the performance of any covenant in
      Section 6.1 of this Note shall be an Event of Default immediately upon occurrence; or

            (c) any representation or warranty made by the Company or any Significant Subsidiary in the Reimbursement Warrants, the Registration Rights Agreement, the OF Letter Agreement, this Note, the Other Reimbursement Notes or the Reimbursement Agreement or in any certificate furnished by the Company in connection with the consummation of the transaction contemplated thereby or hereby, is untrue in any material respect as of the date of making thereof; or

            (d) a default or event of default occurs under any document evidencing any Indebtedness of the Company or any Significant Subsidiary (other than the Indebtedness evidenced by this Note or the Other Reimbursement Notes or good-faith disputes with trade creditors) having an aggregate principal amount in excess of $500,000 and all applicable cure periods have run with respect thereto without such default or event of default having been cured to the satisfaction of the holder of such Indebtedness; PROVIDED, HOWEVER, that the Company's current defaults existing as of the date of the Reimbursement Agreement under certain indebtedness owed to EnSerCo, L.L.C. and Trinity Industries, Inc. shall not be considered a default hereunder; or

            (e) a court of competent jurisdiction enters a final and non-appealable judgment or judgments against the Company or any Significant Subsidiary, or any property or assets of the Company or any Significant Subsidiary, for the payment of money aggregating $100,000 or more in excess of applicable insurance coverage; or

            (f) a court of competent jurisdiction enters (i) a decree or order for relief in respect of the Company or any Significant Subsidiary in an involuntary case or proceeding under any applicable federal or state bankruptcy, insolvency, reorganization or other similar law or (ii) a decree or order adjudging the Company or any Significant Subsidiary a bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of the Company or any Significant Subsidiary under any applicable federal or state law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company or any Significant Subsidiary or of any substantial part of the property of the Company or any Significant Subsidiary or ordering the winding up or liquidation of the affairs of the Company or any Significant Subsidiary and any such decree or order of relief or any such other decree or order remains unstayed for a period of 90 days from its date of entry; or

            (g) the Company or any Significant Subsidiary commences a voluntary case or proceeding under any applicable federal or state bankruptcy, insolvency, reorganization or other similar law or any other case or proceeding to be adjudicated a bankrupt or insolvent, or the Company or any Significant Subsidiary files a petition, answer or consent seeking reorganization or relief under any applicable federal or state law, or the Company or any Significant Subsidiary makes an assignment for the benefit of creditors, or admits in writing its inability to pay its debts generally as they become due; or

            (h) any person or group (within the meaning of Section 13(d) of the Securities Exchange Act of 1934) becomes the beneficial owner of 40% or more of the total voting power of the Company and was not the beneficial owner of 40% or more of the total voting power of the Company as of the date hereof; provided that the foregoing shall not include the initial Holder hereof, its affiliates or any person or group who or which acquires the Reimbursement Warrants or shares of the Company's Common Stock issuable upon exercise of the Reimbursement Warrants or upon conversion of this Note or the Other Reimbursement Notes; and further provided that such default has not been cured or waived within ninety (90) days following such change of beneficial ownership; or

            (i) the Company or any Significant Subsidiary (1) merges or consolidates with or into any other Person (unless the Company or any Significant Subsidiary is the surviving or acquiring party); (2) dissolves or liquidates; or (3) sells all or any substantial portion of its assets (unless the purchaser is a Significant Subsidiary of the Company).

      3.2 ACCELERATION OF MATURITY. This Note and all accrued interest shall automatically become immediately due and payable if an Event of Default described in Sections 3.1(f), 3.1(g) or 3.1(i) occurs and, this Note shall, at the option of the Holder in its sole discretion, become immediately due and payable if any other Event of Default occurs, and in every such case the Holder of the Note may declare the principal and interest on the Note to be due and payable immediately.

                                   ARTICLE IV
                               CONVERSION OF NOTE

      Subject to and upon compliance with the provisions of this Article, at the option of Holder, all or any part of this Note may be converted at any time, at the principal amount then outstanding hereunder, together with accrued and unpaid interest thereon, into fully paid and nonassessable shares (calculated as to each conversion to the nearest 1/100 of a share) of Common Stock. The Conversion Price shall initially be $1.25 per share. Notwithstanding anything else to the contrary set forth herein, the Holder shall have the right to convert this Note pursuant to the terms set forth herein at any time, including the 30 Business Days following (i) the Maturity Date or (ii) any prepayment pursuant to Section 2.4 hereof. If Holder elects to convert this Note after a prepayment has been made pursuant to Section 2.4, then Holder shall return all or such portion of the funds paid to Holder as to which Holder has elected to convert.

                                    ARTICLE V
                         ADJUSTMENT OF CONVERSION PRICE

      5.1 ANTI-DILUTION PROVISIONS. The Conversion Price shall be subject to adjustment from time to time as hereinafter provided.

      5.2 ADJUSTMENT OF CONVERSION Price UPON ISSUANCE OF COMMON STOCK.

            5.2.1 (A) If and whenever after the date hereof the Company shall issue or sell any Common Stock for no consideration or for a consideration per share less than the Conversion Price, issue convertible securities other than this Note, issue warrants other than the Warrants issued as of the date hereof, grant stock options, or issue any other common stock equivalent (other than shares reserved for issuance to officers, employees, directors, consultants or advisors of the Company pursuant to existing stock option or restricted stock purchase plans) then, forthwith, upon such issue or sale, the Conversion Price shall be reduced (but not increased), to the lower price per share (calculated as provided in this
      Section 5.2 to the nearest one-ten thousandth of a cent) but in any event not less than $.001 per share.

            (B) Notwithstanding the provisions of this Section 5.2, no adjustment shall be made in the Conversion Price in the event that the Company issues, in one or more transactions, (i) Common Stock upon exercise of any options issued to officers, directors or employees of the Company pursuant to a stock option plan or an employment, severance or consulting agreement as now or hereafter in effect, in each case approved by the Board of Directors (provided that the aggregate number of shares of Common Stock which may be issuable, including options issued prior to the date hereof, under all such employee plans and agreements shall at no time exceed the number of such shares of Common Stock outstanding on the date hereof on a fully diluted basis that are issuable under currently effective employee plans and agreements); (ii) Common Stock upon conversion of this Note, (iv) Common Stock upon exercise of any stock purchase warrant or option (other than the options referred to in clause
      (i) above) or other convertible security outstanding on the date hereof; (v) Common Stock issued as consideration in acquisitions (including warrants, options or convertible securities issued as consideration for an acquisition or to officers, directors or employees of the acquired entity in conjunction therewith); or (vi) warrants or convertible notes pursuant to the transactions contemplated by that certain Amended and Restated Letter of Intent dated June 12, 2000, among Holder, the Company and St. James Capital Partners, L.P. or Common Stock upon exercise of such warrants or conversion of such convertible notes. In addition for purposes of calculating any adjustment of the Conversion Price as provided in this Section 5.2, all of the shares of Common Stock issuable pursuant to any of the foregoing shall be assumed to be outstanding prior to the event causing such adjustment to be made.

            5.2.2 For purposes of this Section 5.2, the following shall be applicable:

            (A) ISSUANCE OF RIGHTS OR OPTIONS. In case at any time after the date hereof the Company shall in any manner grant (whether directly or by assumption in a merger or otherwise) any rights to subscribe for or to purchase, or any options for the purchase of, Common Stock or any stock or securities convertible into or exchangeable for Common Stock (such convertible or exchangeable stock or securities being herein called "Convertible Securities") (other than warrants, options or convertible securities issued as consideration for or assumed in conjunction with an acquisition or to officers, directors, or employees of the acquired entity in conjunction therewith), whether or not such rights or options or the right to convert or exchange any such Convertible Securities are immediately exercisable, and the price per share for which shares of Common Stock are issuable upon the exercise of such rights or options or upon conversion or exchange of such Convertible Securities (determined by dividing (i) the total amount, if any, received or receivable by the Company as consideration for the granting of such rights or options, plus the minimum aggregate amount of additional consideration, if any, payable to the Company upon the exercise of such rights or options, or plus, in the case of such rights or options that relate to Convertible Securities, the minimum aggregate amount of additional consideration, if any, payable upon the issue or sale of such Convertible Securities and upon the conversion or exchange thereof, by (ii) the total maximum number of shares of Common Stock issuable upon the exercise of such rights or options or upon the conversion or exchange of all such Convertible Securities issuable upon the exercise of such rights or options) shall be less than the Conversion Price in effect as of the date of granting such rights or options, then the total maximum number of shares of Common Stock issuable upon the exercise of such rights or options or upon conversion or exchange of all such Convertible Securities issuable upon the exercise of such rights or options shall be deemed to be outstanding as of the date of the granting of such rights or options and to have been issued for such price per share, with the effect on the Conversion Price specified in Section
      5.2.1 hereof. Except as provided in Section 5.2.2 hereof, no further adjustment of the Conversion Price shall be made upon the actual issuance of such Common Stock or of such Convertible Securities upon exercise of such rights or options or upon the actual issuance of such Common Stock upon conversion or exchange of such Convertible Securities.

            (B) CHANGE IN OPTION PRICE OR CONVERSION RATE. If: (i) the purchase price provided for in any right or option, (ii) the additional consideration, if any, payable upon the conversion or exchange of any Convertible Securities, or (iii) the rate at which any Convertible Securities are convertible into or exchangeable for Common Stock shall be decreased (other than under or by reason of provisions designed to protect against dilution), the Conversion Price then in effect hereunder shall forthwith be decreased to the Conversion Price that would have been in effect at such time had such rights, options or Convertible Securities provided for such changed purchase price, additional consideration or conversion rate, at the time initially issued.

            (C) CONSIDERATION FOR STOCK. In case at any time Common Stock or Convertible Securities or any rights or options to purchase any such Common Stock or Convertible Securities shall be issued or sold for cash, the consideration therefor shall be deemed to be the amount received by the Company therefor. In case at any time any Common Stock, Convertible Securities or any rights or options to purchase any such Common Stock or Convertible Securities shall be issued or sold for consideration other than cash, the amount of the consideration other than cash received by the Company shall be deemed to be the fair value of such consideration, as determined reasonably and in good faith by the Board of Directors of the Company. In case at any time any Common Stock, Convertible Securities or any rights or options to purchase any Common Stock or Convertible Securities shall be issued in connection with any merger or consolidation in which the Company is the surviving corporation, the amount of consideration received therefor shall be deemed to be the fair value, as determined reasonably and in good faith by the Board of Directors of the Company, of such portion of the assets and business of the nonsurviving corporation as such Board of Directors may determine to be attributable to such Common Stock, Convertible Securities, rights or options as the case may be. In case at any time any rights or options to purchase any shares of Common Stock or Convertible Securities shall be issued in connection with the issuance and sale of other securities of the Company, together consisting of one integral transaction in which no consideration is allocated to such rights or options by the parties, such rights or options shall be deemed to have been issued without consideration.

            (D) RECORD DATE. In the case the Company shall take a record of the holders of its Common Stock for the purpose of entitling them (i) to receive a dividend or other distribution payable in Common Stock or Convertible Securities, or (ii) to subscribe for or purchase Common Stock or Convertible Securities, then such record date shall be deemed to be the date of the issuance or sale of the Common Stock or Convertible Securities deemed to have been issued or sold as a result of the declaration of such dividend or the making of such other distribution or the date of the granting of such right of subscription or purchase, as the case may be.

            (E) TREASURY SHARES. The number of shares of Common Stock outstanding at any given time shall not include shares owned directly by the Company in treasury, and the disposition of any such shares shall be considered an issuance or sale of Common Stock for the purpose of this
      Section 5.2.

      5.3 STOCK DIVIDENDS. In case the Company shall declare a dividend or make any other distribution upon any shares of the Company, payable in Common Stock or Convertible Securities, any Common Stock or Convertible Securities, as the case may be, issuable in payment of such dividend or distribution shall be deemed to have been issued or sold without consideration.

      5.4 STOCK SPLITS AND REVERSE SPLITS. In the event that the Company shall at any time subdivide its outstanding shares of Common Stock into a greater number of shares, the Conversion Price in effect immediately prior to such subdivision shall be proportionately reduced and the number of Shares into which this Note may be converted immediately prior to such subdivision shall be proportionately increased, and conversely, in the event that the outstanding shares of Common Stock shall at any time be combined into a smaller number of shares, the Conversion Price in effect immediately prior to such combination shall be proportionately increased and the number of Shares into which this Note may be converted immediately prior to such combination shall be proportionately reduced. Except as provided in this Section 5.4 no adjustment in the Conversion Price and no change in the number of Shares shall be made under this Article V as a result of or by reason of any such subdivision or combination.

      5.5 REORGANIZATIONS AND ASSET SALES. If any capital reorganization or reclassification of the capital stock of the Company, or any consolidation, merger or share exchange of the Company with another Person, or the sale, transfer or other disposition of all or substantially all of its assets to another Person shall be effected in such a way that holders of Common Stock shall be entitled to receive capital stock, securities or assets with respect to or in exchange for their shares, then the following provisions shall apply:

            5.5.1 As a condition of such reorganization, reclassification, consolidation, merger, share exchange, sale, transfer or other disposition (except as otherwise provided below in Section 5.5.3), lawful and adequate provisions shall be made whereby the holder of this Note shall thereafter have the right to purchase and receive upon the terms and conditions specified in this Note and in lieu of the shares immediately theretofore receivable upon the exercise of the rights represented hereby, such shares of capital stock, securities or assets as may be issued or payable with respect to or in exchange for a number of outstanding shares of such Common Stock equal to the number of shares immediately theretofore so receivable had such reorganization, reclassification, consolidation, merger, share exchange or sale not taken place, and in any such case appropriate provision reasonably satisfactory to such holder shall be made with respect to the rights and interests of such holder to the end that the provisions hereof (including, without limitation, provisions for adjustments of the Conversion Price and of the number of shares receivable upon the exercise) shall thereafter be applicable, as nearly as possible, in relation to any shares of capital stock, securities or assets thereafter deliverable upon the exercise of this Note.

            5.5.2 In the event of a merger, share exchange or consolidation of the Company with or into another Person as a result of which a number of shares of common stock or its equivalent of the successor Person greater or lesser than the number of shares of Common Stock outstanding immediately prior to such merger, share exchange or consolidation are issuable to holders of Common Stock, then the Conversion Price in effect immediately prior to such merger, share exchange or consolidation shall be adjusted in the same manner as though there were a subdivision or combination of the outstanding shares of Common Stock.

            5.5.3 The Company shall not effect any such consolidation, merger, share exchange, sale, transfer or other disposition unless prior to or simultaneously with the consummation thereof the successor Person (if other than the Company) resulting from such consolidation, share exchange or merger or the Person purchasing or otherwise acquiring such assets shall have assumed by written instrument executed and mailed or delivered to the Holder hereof at the last address of such Holder appearing on the books of the Company the obligation to deliver to such Holder such shares of capital stock, securities or assets as, in accordance with the foregoing provisions, such Holder may be entitled to receive, and all other liabilities and obligations of the Company hereunder. Upon written request by the Holder hereof, such Successor Person will issue a new Note revised to reflect the modifications in this Note effected pursuant to this Section 5.5.

            5.5.4 If a purchase, tender or exchange offer is made to and accepted by the holders of 50% or more of the outstanding shares of Common Stock, the Company shall not effect any consolidation, merger, share exchange or sale, transfer or other disposition of all or substantially all of the Company's assets with the Person having made such offer or with any affiliate of such Person, unless prior to the consummation of such consolidation, merger, share exchange, sale, transfer or other disposition the holder hereof shall have been given a reasonable opportunity to then elect to receive upon the conversion of this Note either the capital stock, securities or assets then issuable with respect to the Common Stock or the capital stock, securities or assets, or the equivalent, issued to previous holders of the Common Stock in accordance with such offer.

      5.6 ADJUSTMENT FOR ASSET DISTRIBUTION. If the Company declares a dividend or other distribution payable to all holders of shares of Common Stock in evidences of indebtedness of the Company or other assets of the Company (including, cash (other than regular cash dividends declared by the Board of Directors), capital stock (other than Common Stock, Convertible Securities or options or rights thereto) or other property), the Conversion Price in effect immediately prior to such declaration of such dividend or other distribution shall be reduced by an amount equal to the amount of such dividend or distribution payable per share of Common Stock, in the case of a cash dividend or distribution, or by the fair value of such dividend or distribution per share of Common Stock (as reasonably determined in good faith by the Board of Directors of the Company), in the case of any other dividend or distribution. Such reduction shall be made whenever any such dividend or distribution is made and shall be effective as of the date as of which a record is taken for purpose of such dividend or distribution or, if a record is not taken, the date as of which holders of record of Common Stock entitled to such dividend or distribution are determined.

      5.7 DE MINIMIS ADJUSTMENTS. No adjustment in the number of shares of Common Stock purchasable hereunder shall be required unless such adjustment would require an increase or decrease of at least one share of Common Stock purchasable upon conversion of the Note and no adjustment in the Conversion Price shall be required unless such adjustment would require an increase or decrease of at least $.01 in the Conversion Price; provided, however, that any adjustments which by reason of this Section 5.7 are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations shall be made to the nearest full share or nearest one hundredth of a dollar, as applicable.

      5.8 NOTICE OF ADJUSTMENT. Whenever the Conversion Price or the number of Shares issuable upon the conversion of the Note shall be adjusted as herein provided, or the rights of the holder hereof shall change by reason of other events specified herein, the Company shall compute the adjusted Conversion Price and the adjusted number of Shares in accordance with the provisions hereof and shall prepare an Officer's Certificate setting forth the adjusted Conversion Price and the adjusted number of Shares issuable upon the conversion of this Note or specifying the other shares of stock, securities or assets receivable as a result of such change in rights, and showing in reasonable detail the facts and calculations upon which such adjustments or other changes are based. The Company shall cause to be mailed to the Holder hereof copies of such Officer's Certificate together with a notice stating that the Conversion Price and the number of Shares purchasable upon conversion of this Note have been adjusted and setting forth the adjusted Conversion Price and the adjusted number of Shares purchasable upon conversion of this Note.

      5.9 NOTIFICATIONS TO HOLDER. In case at any time the Company proposes:

                  (i) to declare any dividend upon its Common Stock payable in capital stock or make any special dividend or other distribution (other than cash dividends) to the holders of its Common Stock;

                  (ii) to offer for subscription pro rata to all of the holders of its Common Stock any additional shares of capital stock of any class or other rights;

                  (iii) to effect any capital reorganization, or
            reclassification of the capital stock of the Company, or consolidation, merger or share exchange of the Company with another Person, or sale, transfer or other disposition of all or substantially all of its assets; or

                  (iv) to effect a voluntary or involuntary dissolution, liquidation or winding up of the Company,

then, in any one or more of such cases, the Company shall give the Holder hereof
(a) at least 10 days (but not more than 90 days) prior written notice of the date on which the books of the Company shall close or a record shall be taken for such dividend, distribution or subscription rights or for determining rights to vote in respect of any such issuance, reorganization, reclassification, consolidation, merger, share exchange, sale, transfer, disposition, dissolution, liquidation or winding up, and (b) in the case of any such issuance, reorganization, reclassification, consolidation, merger, share exchange, sale, transfer, disposition, dissolution, liquidation or winding up, at least 10 days (but not more than 90 days) prior written notice of the date when the same shall take place. Such notice in accordance with the foregoing clause (a) shall also specify, in the case of any such dividend, distribution or subscription rights, the date on which the holders of Common Stock shall be entitled thereto, and such notice in accordance with the foregoing clause (b) shall also specify the date on which the holders of Common Stock shall be entitled to exchange their Common Stock, as the case may be, for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, share exchange, sale, transfer, disposition, dissolution, liquidation or winding up, as the case may be.

5.10 COMPANY TO PREVENT DILUTION. If any event or condition occurs as to which other provisions of this Article are not strictly applicable or if strictly applicable would not fairly protect the exercise or purchase rights of this Note evidenced hereby in accordance with the essential intent and principles of such provisions, or that might materially and adversely affect the exercise or purchase rights of the holder hereof under any provisions of this Note, then the Company shall make such adjustments in the application of such provisions, in accordance with such essential intent and principles, so as to protect such exercise and purchase rights as aforesaid, and any adjustments necessary with respect to the Conversion Price and the number of shares purchasable hereunder so as to preserve the rights of the holder hereunder. In no event shall any such adjustment have the effect of increasing the Conversion Price as otherwise determined pursuant to this Article except in the event of a combination of shares of the type contemplated in Section 5.4 hereof, and then in no event to an amount greater than the Conversion Price as adjusted pursuant to Section 5.4 hereof.

                                   ARTICLE VI
                                    COVENANTS

      The Company covenants and agrees that, so long as this Note is outstanding:

      6.1 PAYMENT OF PRINCIPAL AND ACCRUED INTEREST. The Company will duly and punctually pay or cause to be paid the principal sum of this Note, together with interest accrued thereon from the date hereof to the date of payment, in accordance with the terms hereof.

      6.2 CORPORATE EXISTENCE. The Company will, and will cause each Subsidiary to, do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence, rights (charter and statutory) and franchises; provided, however, that the Company or a Subsidiary shall not be required to preserve any such right or franchise if it shall reasonably determine that the preservation thereof is no longer desirable in the conduct of its business.

      6.3 TAXES; CLAIMS; ETC. The Company will, and will cause each Subsidiary to, promptly pay and discharge all lawful taxes, assessments, and governmental charges or levies imposed upon it or upon its income or profits, or upon any of its properties, real, personal, or mixed, before the same shall become in default, as well as all lawful claims for labor, materials, and supplies or otherwise which, if unpaid, might become a lien or charge upon such properties or any part thereof, and which lien or charge will have a material adverse effect on the business of the Company; provided, however, that neither the Company nor any Subsidiary shall be required to pay or cause to be paid any such tax, assessment, charge, levy, or claim prior to institution of foreclosure proceedings if the validity thereof shall concurrently be contested in good faith by appropriate proceedings and if the Company shall have established reserves deemed by the Company adequate with respect to such tax, assessment, charge, levy, or claim.

      6.4 MAINTENANCE OF EXISTENCE AND PROPERTIES. The Company will, and will cause each Subsidiary to, keep its material properties in good repair, working order, and condition, ordinary wear and tear excepted, so that the business carried on may be properly conducted at all times in accordance with prudent business management.

      6.5 RESERVATION OF SHARES. The Company shall reserve at all times so long as all or any part of this Note remains outstanding, free from preemptive rights, out of its treasury Common Stock or its authorized but unissued shares of Common Stock, or both, solely for the purpose of effecting the conversion of this Note pursuant to Article IV hereof, a sufficient number of shares of Common Stock to provide for the conversion of this Note.

      6.6 NOTICE OF DEFAULTS. The Company will promptly notify the Holder in writing of the occurrence of (i) any Event of Default under this Note, and (ii) any event of default (or if any event of default would result upon any payment with respect to this Note) with respect to any Indebtedness as such event of default is defined therein or in the instrument under which it is outstanding, permitting holders to accelerate the maturity of such Indebtedness.

                                   ARTICLE VII
                                  MISCELLANEOUS

      7.1 CONSENT TO AMENDMENTS. This Note may be amended, and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, if and only if the Company shall obtain the written consent to such amendment, action or omission to act from the holders of a majority of the aggregate principal amount of this Note.

      7.2 BENEFITS OF NOTE; NO IMPAIRMENT OF RIGHTS OF HOLDER OF SENIOR INDEBTEDNESS. Nothing in this Note, express or implied, shall give to any Person, other than the Company, Holder, and their successors any benefit or any legal or equitable right, remedy or claim under or in respect of this Note.

      7.3 SUCCESSORS AND ASSIGNS. All covenants and agreements in this Note contained by or on behalf of the Company and the Holder shall bind and inure to the benefit of the respective successors and assigns of the Company and the Holder.

      7.4 ASSIGNMENTS. Holder may sell, transfer and assign this Note and any rights hereunder upon written notice to the Company. Any lender to which Holder grants a security interest in this Note shall be entitled to exercise all remedies to which it is entitled by contract or by law, including (without limitation) transferring this Note into its own name or into the name of any purchaser at any sale undertaken in connection with enforcement by such lender of its remedies.

      7.5 NOTICE; ADDRESS OF PARTIES. Except as otherwise provided, all communications to the Company or Holder provided for herein or with reference to this Note shall be deemed to have been sufficiently given or served for all purposes on the third business day after being sent as certified or registered mail, postage and charges prepaid, to the following addresses: if to the
Company: Industrial Holdings, Inc., 7135 Ardmore, Houston, Texas 77054, Attn:
President, or at any other address designated by the Company in writing to Holder; if to Holder: SJMB, L.P., c/o SJMB, L.L.C., 777 Post Oak Boulevard, Suite 950, Houston, Texas 77056, Attn: John L. Thompson, or at any other address designated by Holder to the Company in writing.

      7.6 SEPARABILITY CLAUSE. In case any provision in this Note shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions in such jurisdiction shall not in any way be affected or impaired thereby; provided, however, such construction does not destroy the essence of the bargain provided for hereunder.

      7.7 GOVERNING LAW. This Note shall be governed by, and construed in accordance with, the internal laws of the State of Texas (without regard to principles of choice of law).

      7.8 USURY. It is the intention of the parties hereto to conform strictly to the applicable laws of the State of Texas and the United States of America, and judicial or administrative interpretations or determinations thereof regarding the contracting for, charging and receiving of interest for the use, forbearance, and detention of money (hereinafter referred to in this Section 7.8 as "Applicable Law"). The Holder shall have no right to claim, to charge or to receive any interest in excess of the maximum rate of interest, if any, permitted to be charged on that portion of the amount representing principal which is outstanding and unpaid from time to time by Applicable Law. Determination of the rate of interest for the purpose of determining whether this Note is usurious under Applicable Law shall be made by amortizing, prorating, allocating and spreading in equal parts during the period of the actual time of this Note, all interest or other sums deemed to be interest (hereinafter referred to in this Section 7.8 as "Interest") at any time contracted for, charged or received from the Company in connection with this Note. Any Interest contracted for, charged or received in excess of the maximum rate allowed by Applicable Law shall be deemed a result of a mathematical error and a mistake. If this Note is paid in part prior to the end of the full stated term of this Note and the Interest received for the actual period of existence of this Note exceeds the maximum rate allowed by Applicable Law, Holder shall credit the amount of the excess against any amount owing under this Note or, if this Note has been paid in full, or in the event that it has been accelerated prior to maturity, Holder shall refund to the Company the amount of such excess, and shall not be subject to any of the penalties provided by Applicable Law for contracting for, charging or receiving Interest in excess of the maximum rate allowed by Applicable Law. Any such excess which is unpaid shall be canceled.

      7.9 COLLECTION FEES. If this Note is placed in the hands of an attorney for collection, and if it is collected through any legal proceedings at law or in equity or in bankruptcy, receivership or other court proceedings, the Company hereby undertakes to pay all costs and expenses of collection including, but not limited to, court costs and the reasonable attorney's fees of Holder.

      IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed on the date first above written.

                                    INDUSTRIAL HOLDINGS, INC.

                                    By: __________________________________
                                    Name:  Michael N. Marsh
                                    Title: President and Chief Executive Officer

                     EXHIBIT "C" TO REIMBURSEMENT AGREEMENT

THE SECURITIES REPRESENTED BY THIS WARRANT AND THE COMMON STOCK ISSUABLE THEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY OTHER APPLICABLE SECURITIES LAW AND, ACCORDINGLY, THE SECURITIES REPRESENTED BY THIS WARRANT MAY NOT BE RESOLD, PLEDGED, OR OTHERWISE TRANSFERRED, EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER, OR IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER, THE SECURITIES ACT AND IN ACCORDANCE WITH ANY OTHER APPLICABLE SECURITIES LAWS.

                                    WARRANTS

                           to Purchase Common Stock of

                            INDUSTRIAL HOLDINGS, INC.

Expiring on [FIVE YEARS FROM THE DATE OF ISSUANCE OF A SUBORDINATED REIMBURSEMENT NOTE] ___, 2005

This Warrant to Purchase Common Stock (the "Warrant") certifies that for value received, SJMB, L.P., a Delaware limited partnership (the "Holder"), or its assigns, is entitled to subscribe for and purchase from the Company (as hereinafter defined), in whole or in part, ____________ shares of duly authorized, validly issued, fully paid and nonassessable shares of Common Stock (as hereinafter defined) at an initial Exercise Price (as hereinafter defined), subject, however, to the provisions and upon the terms and conditions hereinafter set forth. The number of shares of Common Stock purchasable hereunder and the Exercise Price therefor are subject to adjustment as hereinafter set forth. This Warrant and all rights hereunder shall expire at 5:00 p.m., Houston, Texas time, on [FIVE YEARS FROM THE DATE OF ISSUANCE OF A SUBORDINATED REIMBURSEMENT NOTE] ___, 2005.

      As used herein, the following terms shall have the meanings set forth below:

      "COMPANY" shall mean Industrial Holdings, Inc., a Texas corporation, and shall also include any successor thereto with respect to the obligations hereunder, by merger, consolidation or otherwise.

      "COMMON STOCK" shall mean and include the Company's Common Stock, par value $0.01 per share, authorized on the date of the original issue of this Warrant and shall also include (i) in case of any reorganization, reclassification, consolidation, merger, share exchange or sale, transfer or other disposition of assets of the character referred to in Section 3.5 hereof, the stock, securities provided for in such Section 3.5, and (ii) any other shares of common stock of the Company into which such shares of Common Stock may be converted.

      "EXERCISE PRICE" The initial purchase price for each share of Common Stock payable upon exercise of the Warrants shall be $1.25 The Exercise Price shall be adjusted from time to time pursuant to the provisions hereof.

      "MARKET PRICE" for any day, when used with reference to Common Stock, shall mean the price of said Common Stock determined as follows: (i) the last reported sale price for the Common Stock on such day on the principal securities exchange on which the Common Stock is listed or admitted to trading or if no such sale takes place on such date, the average of the closing bid and asked prices thereof as officially reported, or, if not so listed or admitted to trading on any securities exchange, the last sale price for the Common Stock on the National Association of Securities Dealers National Market System or SmallCap Market on such date, or, if there shall have been no trading on such date or if the Common Stock shall not be listed on such system, the average of the closing bid and asked prices in the over-the-counter market as furnished by any NASD member firm selected from time to time by the Company for such purpose, in each such case, unless otherwise provided herein, averaged over a period of ten (10) consecutive Trading Days prior to the date as of which the determination is to be made; or (ii) if the Common Stock shall not be listed or admitted to trading or the closing bid and asked prices are unable to be furnished by an NASD member firm, as provided in clause (i) above, the fair market value of the Common Stock as determined in good faith by the Board of Directors of the Company.

      "NOTE" shall mean any Subordinated Reimbursement Note of the Company issued to Holder pursuant to the terms and conditions of the Reimbursement Agreement, as hereinafter defined.

      "OUTSTANDING," when used with reference to Common Stock, shall mean (except as otherwise expressly provided herein) at any date as of which the number of shares thereof is to be determined, all issued shares of Common Stock, except shares then owned or held by or for the account of the Company.

      "PERSON" means any individual, corporation, partnership, joint venture, association, joint stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

      "SECURITIES ACT" means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

      "TRADING DAYS" shall mean any days during the course of which the principal securities exchange on which the Common Stock is listed or admitted to trading is open for the exchange of securities.

      "WARRANT SHARES" shall mean the shares of Common Stock purchased or purchasable by the holder hereof upon the exercise of the Warrants.

                                    ARTICLE I
                              EXERCISE OF WARRANTS

      1.1 METHOD OF EXERCISE. The Warrants represented hereby may be exercised by the holder hereof, in whole or in part, at any time and from time to time on or after the date hereof until 5:00 p.m., Houston, Texas time, on ____________, 200__. To exercise the Warrants, the holder hereof shall deliver to the Company, at the Warrant Office designated in Section 2.1 hereof, (i) a written notice in the form of the Subscription Notice attached as an exhibit hereto, stating therein the election of such holder to exercise the Warrants in the manner provided in the Subscription Notice; (ii) payment in full of the Exercise Price
(A) in cash or by bank check for all Warrant Shares purchased hereunder, or (B) through a "cashless" or "net-issue" exercise of each such Warrant ("Cashless Exercise"); the holder shall exchange each Warrant subject to a Cashless Exercise for that number of Warrant Shares determined by multiplying the number of Warrant Shares issuable hereunder by a fraction, the numerator of which shall be the difference between (x) the Market Price and (y) the Exercise Price for each such Warrant, and the denominator of which shall be the Market Price; the Subscription Notice shall set forth the calculation upon which the Cashless Exercise is based, or (C) a combination of (A) and (B) above; and (iii) this Warrant. The Warrants shall be deemed to be exercised on the date of receipt by the Company of the Subscription Notice, accompanied by payment for the Warrant Shares and surrender of this Warrant, as aforesaid, and such date is referred to herein as the "Exercise Date". Upon such exercise, the Company shall, as promptly as practicable and in any event within ten (10) business days, issue and deliver to such holder a certificate or certificates for the full number of the Warrant Shares purchased by such holder hereunder, and shall, unless the Warrants have expired, deliver to the holder hereof a new Warrant representing the number of Warrants, if any, that shall not have been exercised, in all other respects identical to this Warrant. As permitted by applicable law, the Person in whose name the certificates for Common Stock are to be issued shall be deemed to have become a holder of record of such Common Stock on the Exercise Date and shall be entitled to all of the benefits of such holder on the Exercise Date, including without limitation, the right to receive dividends and other distributions for which the record date falls on or after the Exercise Date and the right to exercise voting rights.

      1.2 EXPENSES AND TAXES. The Company shall pay all expenses and taxes (including, without limitation, all documentary, stamp, transfer or other transactional taxes) other than income taxes attributable to the preparation, issuance or delivery of the Warrants and of the shares of Common Stock issuable upon exercise of the Warrants.

      1.3 RESERVATION OF SHARES. The Company shall reserve at all times so long as the Warrants remain outstanding, free from preemptive rights, out of its treasury Common Stock or its authorized but unissued shares of Common Stock, or both, solely for the purpose of effecting the exercise of the Warrants, a sufficient number of shares of Common Stock to provide for the exercise of the Warrants.

      1.4 VALID ISSUANCE. All shares of Common Stock that may be issued upon exercise of the Warrants will, upon issuance by the Company, be duly and validly issued, fully paid and nonassessable and free from all taxes, liens and charges with respect to the issuance thereof and, without limiting the generality of the foregoing, the Company shall take no action or fail to take any action which will cause a contrary result (including, without limitation, any action that would cause the Exercise Price to be less than the par value, if any, of the Common Stock).

      1.5 REIMBURSEMENT AGREEMENT. The Warrants represented hereby are part of a duly authorized issuance and sale of warrants to purchase Common Stock issued pursuant to the terms and conditions of that certain Reimbursement Agreement dated as of June 16, 2000 (the "Reimbursement Agreement") between the Company and the Holder. The holder hereof shall be entitled to registration rights with respect to the underlying shares of Common Stock under the Securities Act and any applicable state securities or blue sky laws to the extent set forth in the Registration Rights Agreement among Holder, SJCP and the Company dated as of June 16, 2000 (the "Registration Rights Agreement"), as amended or modified. The terms of the Reimbursement Agreement are hereby incorporated herein for all purposes and shall be considered a part of this Warrant as if they had been fully set forth herein. Notwithstanding the previous sentence, in the event of any conflict between the provisions of the Reimbursement Agreement and of this Warrant, the provisions of this Warrant shall control.

      1.6 ACKNOWLEDGMENT OF RIGHTS. At the time of the exercise of the Warrants in accordance with the terms hereof and upon the written request of the holder hereof, the Company will acknowledge in writing its continuing obligation to afford to such holder any rights (including, without limitation, any right to registration of the Warrant Shares) to which such holder shall continue to be entitled after such exercise in accordance with the provisions of this Warrant; PROVIDED, HOWEVER, that if the holder hereof shall fail to make any such request, such failure shall not affect the continuing obligation of the Company to afford to such holder any such rights.

      1.7 NO FRACTIONAL SHARES. The Company shall not be required to issue fractional shares of Common Stock on the exercise of this Warrant. If more than one Warrant shall be presented for exercise at the same time by the same holder, the number of full shares of Common Stock which shall be issuable upon such exercise shall be computed on the basis of the aggregate number of whole shares of Common Stock purchasable on exercise of the Warrants so presented. If any fraction of a share of Common Stock would, except for the provisions of this
Section 1.7, be issuable on the exercise of this Warrant, the Company shall pay an amount in cash calculated by it to be equal to the Market Price of one share of Common Stock at the time of such exercise multiplied by such fraction computed to the nearest whole cent.

                                   ARTICLE II
                                    TRANSFER

      2.1 WARRANT OFFICE. The Company shall maintain an office for certain purposes specified herein (the "Warrant Office"), which office shall initially be the Company's offices at 7135 Ardmore, Houston, Texas 77054 and may subsequently be such other office of the Company or of any transfer agent of the Common Stock in the continental United States as to which written notice has previously been given to the holder hereof. The Company shall maintain, at the Warrant Office, a register for the Warrants in which the Company shall record the name and address of the Person in whose name this Warrant has been issued, as well as the name and address of each permitted assignee of the rights of the registered owner hereof.

      2.2 OWNERSHIP OF WARRANTS. The Company may deem and treat the Person in whose name the Warrants are registered as the holder and owner hereof (notwithstanding any notations of ownership or writing hereon made by anyone other than the Company) for all purposes and shall not be affected by any notice to the contrary until presentation of this Warrant for registration of transfer as provided in this Article II. Notwithstanding the foregoing, the Warrants represented hereby, if properly assigned in compliance with this Article II, may be exercised by an assignee for the purchase of Warrant Shares without having a new Warrant issued.

      2.3 RESTRICTIONS ON TRANSFER OF WARRANTS. The Company agrees to maintain at the Warrant Office books for the registration and transfer of the Warrants. Subject to the restrictions on transfer of the Warrants in this Section 2.3, the Company, from time to time, shall register the transfer of the Warrants in such books upon surrender of this Warrant at the Warrant Office properly endorsed or accompanied by appropriate instruments of transfer and written instructions for transfer satisfactory to the Company. Upon any such transfer and upon payment by the holder or its transferee of any applicable transfer taxes, new Warrants shall be issued to the transferee and the transferor (as their respective interests may appear) and the surrendered Warrants shall be canceled by the Company. The Company shall pay all taxes (other than securities transfer taxes or income taxes) and all other expenses and charges payable in connection with the transfer of the Warrants pursuant to this Section 2.3.

            2.3.1 RESTRICTIONS IN GENERAL. The holder of the Warrants agrees that it will not transfer the Warrants unless registration of such Warrant Shares under the Securities Act and any applicable state securities or blue sky laws has become effective or the holder has provided to the Company an opinion of counsel acceptable to the Company that such registration is not required. Prior to any transfer (other than the grant of a security interest) as provided herein, the transferor shall provide written notice to the Company and an opinion of counsel to the effect that the proposed transfer is exempt from registration under all applicable securities laws, all in form and substance reasonably satisfactory to the Company. Any lender or lenders to which the Holder grants a security interest in the Warrants shall be entitled to exercise all remedies to which it is entitled by contract or by law, including (without limitation) transferring the Warrants into its own name or into the name of any purchaser at any sale undertaken in connection with enforcement by such lender of its remedies.

      2.4 COMPLIANCE WITH SECURITIES LAWS. Subject to the terms of the Registration Rights Agreement, and notwithstanding any other provisions contained in this Warrant except Section 2.3.1, the holder hereof understands and agrees that the following restrictions and limitations shall be applicable to all Warrant Shares and to all resales or other transfers thereof pursuant to the Securities Act:

            2.4.1 The holder hereof agrees that the Warrant Shares shall not be sold or otherwise transferred unless the Warrant Shares are registered under the Securities Act and applicable state securities or blue sky laws or are exempt therefrom.

            2.4.2 A legend in substantially the following form will be placed on the certificate(s) evidencing the Warrant Shares:

                  "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN
            REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY OTHER APPLICABLE SECURITIES LAW AND, ACCORDINGLY, THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY NOT BE RESOLD, PLEDGED, OR OTHERWISE TRANSFERRED, EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER, OR IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER, THE SECURITIES ACT AND IN ACCORDANCE WITH ANY OTHER APPLICABLE SECURITIES LAWS."

            2.4.3 Stop transfer instructions may be imposed with respect to the Warrant Shares so as to restrict resale or other transfer thereof, subject to this Section 2.4.

                                   ARTICLE III
                                  ANTI-DILUTION

      3.1 ANTI-DILUTION PROVISIONS. The Exercise Price shall be subject to adjustment from time to time as hereinafter provided.

      3.2 ADJUSTMENT OF EXERCISE PRICE UPON ISSUANCE OF COMMON STOCK.

            3.2.1 (A) If and whenever after the date hereof the Company shall issue or sell any Common Stock for no consideration or for a consideration per share less than the Exercise Price, issue convertible securities other than this Warrant, including other warrants, grant stock options, or issue any other common stock equivalent (other than shares reserved for issuance to officers, employees, directors, consultants or advisors of the Company pursuant to existing stock option or restricted stock purchase plans), then, forthwith upon such issue or sale, the Exercise Price shall be reduced (but not increased), to the lower price per share (calculated pursuant to this Section 3.2 to the nearest one-ten thousandth of a cent) but in any event not less than $.001 per share.

            (B) Notwithstanding the provisions of this Section 3.2, no adjustment shall be made in the Exercise Price in the event that the Company issues, in one or more transactions, (i) Common Stock or convertible securities upon exercise of any options issued to officers, directors or employees of the Company pursuant to a stock option plan or an employment, severance or consulting agreement as now or hereafter in effect, in each case approved by the Board of Directors (provided that the aggregate number of shares of Common Stock which may be issuable, including options issued prior to the date hereof, under all such employee plans and agreements shall at no time exceed the number of such shares of Common Stock that are issuable under currently effective employee plans and agreements); (ii) Common Stock upon exercise of the Warrants or any other warrant issued pursuant to the terms of the Reimbursement Agreement or otherwise issued to the Holder; (iii) Common Stock upon exercise of any stock purchase warrant or option (other than the options referred to in clause (i) above) or other convertible security outstanding on the date hereof; (iv) Common Stock issued as consideration in acquisitions (including warrants, options or convertible securities issued as consideration for an acquisition or to officers, directors or employees of the acquired entity in conjunction therewith); or (v) warrants or convertible notes pursuant to the transactions contemplated by that certain Amended and Restated Letter of Intent dated June 12, 2000, among Holder, the Company and St. James Capital Partners, L.P. or Common Stock upon exercise of such warrants or conversion of such convertible notes. In addition, for purposes of calculating any adjustment of the Exercise Price as provided in this Section 2.3, all of the shares of Common Stock issuable pursuant to any of the foregoing shall be assumed to be outstanding prior to the event causing such adjustment to be made.

            3.2.2 For purposes of this Section , the following Sections 3.2.2(A) to 3.2.2(E) inclusive, shall be applicable:

                  (A) ISSUANCE OF RIGHTS OR OPTIONS. In case at any time after the date hereof the Company shall in any manner grant (whether directly or by assumption in a merger or otherwise) any rights to subscribe for or to purchase, or any options for the purchase of, Common Stock or any stock or securities convertible into or exchangeable for Common Stock (such convertible or exchangeable stock or securities being herein called "Convertible Securities") (other than warrants, options or convertible securities issued as consideration for or assumed in conjunction with an acquisition or to officers, directors or employees of the acquired entity in conjunction therewith), whether or not such rights or options or the right to convert or exchange any such Convertible Securities are immediately exercisable, and the price per share for which shares of Common Stock are issuable upon the exercise of such rights or options or upon conversion or exchange of such Convertible Securities (determined by dividing (i) the total amount, if any, received or receivable by the Company as consideration for the granting of such rights or options, plus the minimum aggregate amount of additional consideration, if any, payable to the Company upon the exercise of such rights or options, or plus, in the case of such rights or options that relate to Convertible Securities, the minimum aggregate amount of additional consideration, if any, payable upon the issue or sale of such Convertible Securities and upon the conversion or exchange thereof, by (ii) the total maximum number of shares of Common Stock issuable upon the exercise of such rights or options or upon the conversion or exchange of all such Convertible Securities issuable upon the exercise of such rights or options) shall be less than the Exercise Price in effect as of the date of granting such rights or options, then the total maximum number of shares of Common Stock issuable upon the exercise of such rights or options or upon conversion or exchange of all such Convertible Securities issuable upon the exercise of such rights or options shall be deemed to be outstanding as of the date of the granting of such rights or options and to have been issued for such price per share, with the effect on the Exercise Price specified in Section
      3.2.1 hereof. Except as provided in Section 3.2.2 hereof, no further adjustment of the Exercise Price shall be made upon the actual issuance of such Common Stock or of such Convertible Securities upon exercise of such rights or options or upon the actual issuance of such Common Stock upon conversion or exchange of such Convertible Securities.

                  (B) CHANGE IN OPTION PRICE OR CONVERSION RATE. If: (i) the purchase price provided for in any right or option, (ii) the additional consideration, if any, payable upon the conversion or exchange of any Convertible Securities, or (iii) the rate at which any Convertible Securities are convertible into or exchangeable for Common Stock shall be decreased (other than under or by reason of provisions designed to protect against dilution), the Exercise Price then in effect hereunder shall forthwith be decreased to the Exercise Price that would have been in effect at such time had such rights, options or Convertible Securities provided for such changed purchase price, additional consideration or conversion rate, at the time initially issued.

                  (C) CONSIDERATION FOR STOCK. In case at any time Common Stock or Convertible Securities or any rights or options to purchase any such Common Stock or Convertible Securities shall be issued or sold for cash, the consideration therefor shall be deemed to be the amount received by the Company therefor. In case at any time any Common Stock, Convertible Securities or any rights or options to purchase any such Common Stock or Convertible Securities shall be issued or sold for consideration other than cash, the amount of the consideration other than cash received by the Company shall be deemed to be the fair value of such consideration, as determined reasonably and in good faith by the Board of Directors of the Company. In case at any time any Common Stock, Convertible Securities or any rights or options to purchase any Common Stock or Convertible Securities shall be issued in connection with any merger or consolidation in which the Company is the surviving corporation, the amount of consideration received therefor shall be deemed to be the fair value, as determined reasonably and in good faith by the Board of Directors of the Company, of such portion of the assets and business of the nonsurviving corporation as such Board of Directors may determine to be attributable to such Common Stock, Convertible Securities, rights or options as the case may be. In case at any time any rights or options to purchase any shares of Common Stock or Convertible Securities shall be issued in connection with the issuance and sale of other securities of the Company, together consisting of one integral transaction in which no consideration is allocated to such rights or options by the parties, such rights or options shall be deemed to have been issued with consideration.

                  (D) RECORD DATE. In the case the Company shall take a record of the holders of its Common Stock for the purpose of entitling them (i) to receive a dividend or other distribution payable in Common Stock or Convertible Securities, or (ii) to subscribe for or purchase Common Stock or Convertible Securities, then such record date shall be deemed to be the date of the issuance or sale of the Common Stock or Convertible Securities deemed to have been issued or sold as a result of the declaration of such dividend or the making of such other distribution or the date of the granting of such right of subscription or purchase, as the case may be.

                  (E) TREASURY SHARES. The number of shares of Common Stock outstanding at any given time shall not include shares owned directly by the Company in treasury, and the disposition of any such shares shall be considered an issuance or sale of Common Stock for the purpose of this
      Section 3.2.

            4.3 STOCK DIVIDENDS. In case the Company shall declare a dividend or make any other distribution upon any shares of the Company, payable in Common Stock or Convertible Securities, any Common Stock or Convertible Securities, as the case may be, issuable in payment of such dividend or distribution shall be deemed to have been issued or sold without consideration.

      3.4 STOCK SPLITS AND REVERSE SPLITS. In the event that the Company shall at any time subdivide its outstanding shares of Common Stock into a greater number of shares, the Exercise Price in effect immediately prior to such subdivision shall be proportionately reduced and the number of Warrant Shares purchasable pursuant to this Warrant immediately prior to such subdivision shall be proportionately increased, and conversely, in the event that the outstanding shares of Common Stock shall at any time be combined into a smaller number of shares, the Exercise Price in effect immediately prior to such combination shall be proportionately increased and the number of Warrant Shares purchasable upon the exercise of this Warrant immediately prior to such combination shall be proportionately reduced. Except as provided in this Section 3.4, no adjustment in the Exercise Price and no change in the number of Warrant Shares purchasable shall be made under this Article III as a result of, or by reason of, any such subdivision or combination.

      3.5 REORGANIZATIONS AND ASSET SALES. If any capital reorganization or reclassification of the capital stock of the Company, or any consolidation, merger or share exchange of the Company with another Person, or the sale, transfer or other disposition of all or substantially all of its assets to another Person shall be effected in such a way that a holder of Common Stock of the Company shall be entitled to receive capital stock, securities or assets with respect to or in exchange for their shares, then the following provisions shall apply:

            3.5.1 As a condition of such reorganization, reclassification, consolidation, merger, share exchange, sale, transfer or other disposition (except as otherwise provided below in this Section 3.5), lawful and adequate provisions shall be made whereby the holder of Warrants shall thereafter have the right to purchase and receive upon the terms and conditions specified in this Warrant and in lieu of the Warrant Shares immediately theretofore receivable upon the exercise of the rights represented hereby, such shares of capital stock, securities or assets as may be issued or payable with respect to or in exchange for a number of outstanding shares of such Common Stock equal to the number of Warrant Shares immediately theretofore so receivable had such reorganization, reclassification, consolidation, merger, share exchange or sale not taken place, and in any such case appropriate provision reasonably satisfactory to such holder shall be made with respect to the rights and interests of such holder to the end that the provisions hereof (including, without limitation, provisions for adjustments of the Exercise Price and of the number of Warrant Shares receivable upon the exercise) shall thereafter be applicable, as nearly as possible, in relation to any shares of capital stock, securities or assets thereafter deliverable upon the exercise of Warrants.

            3.5.2 In the event of a merger, share exchange or consolidation of the Company with or into another Person as a result of which a number of shares of Common Stock or its equivalent of the successor Person greater or lesser than the number of shares of Common Stock outstanding immediately prior to such merger, share exchange or consolidation are issuable to holders of Common Stock, then the Exercise Price in effect immediately prior to such merger, share exchange or consolidation shall be adjusted in the same manner as though there were a subdivision or combination of the outstanding shares of Common Stock.

            3.5.3 The Company shall not effect any such consolidation, merger, share exchange, sale, transfer or other disposition unless prior to or simultaneously with the consummation thereof the successor Person (if other than the Company) resulting from such consolidation, share exchange or merger of the Person purchasing or otherwise acquiring such assets shall have assumed by written instrument executed and mailed or delivered to the holder hereof at the last address of such holder appearing on the books of the Company the obligation to deliver to such holder such shares of capital stock, securities or assets as, in accordance with the foregoing provisions, such holder may be entitled to receive, and all other liabilities and obligations of the Company hereunder. Upon written request by the holder hereof, such successor Person will issue a new warrant revised to reflect the modifications in this Warrant effected pursuant to this Section 3.5

            3.5.4 If a purchase, tender or exchange offer is made to and accepted by the holders of 50% or more of the outstanding shares of Common Stock, the Company shall not effect any consolidation, merger, share exchange or sale, transfer or other disposition of all or substantially all of the Company's assets with the Person having made such offer or with any affiliate of such Person, unless prior to the consummation of such consolidation, merger, share exchange, sale, transfer or other disposition the holder hereof shall have been given a reasonable opportunity to then elect to receive upon the exercise of the Warrants either the capital stock, securities or assets then issuable with respect to the Common Stock or the capital stock, securities or assets, or the equivalent, issued to previous holders of the Common Stock in accordance with such offer.

      3.6 ADJUSTMENT FOR ASSET DISTRIBUTION. If the Company declares a dividend or other distribution payable to all holders of shares of Common Stock in evidences of indebtedness of the Company or other assets of the Company (including, cash (other than regular cash dividends declared by the Board of Directors), capital stock (other than Common Stock, Convertible Securities or options or rights thereto) or other property), the Exercise Price in effect immediately prior to such declaration of such dividend or other distribution shall be reduced by an amount equal to the amount of such dividend or distribution payable per share of Common Stock, in the case of a cash dividend or distribution, or by the fair value of such dividend or distribution per share of Common Stock (as reasonably determined in good faith by the Board of Directors of the Company), in the case of any other dividend or distribution. Such reduction shall be made whenever any such dividend or distribution is made and shall be effective as of the date as of which a record is taken for the purpose of such dividend or distribution or, if a record is not taken, the date as of which holders of record of Common Stock entitled to such dividend or distribution are determined.

      3.7 DE MINIMIS ADJUSTMENTS. No adjustment in the number of shares of Common Stock purchasable hereunder shall be required unless such adjustment would require an increase or decrease of at least one share of Common Stock purchasable upon an exercise of each Warrant and no adjustment in the Exercise Price shall be required unless such adjustment would require an increase or decrease of at least $0.01 in the Exercise Price; provided, however, that any adjustments which by reason of this Section 3.7 are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations shall be made to the nearest full share or nearest one hundredth of a dollar, as applicable.

      3.8 NOTICE OF ADJUSTMENT. Whenever the Exercise Price or the number of Warrant Shares issuable upon the exercise of the Warrants shall be adjusted as herein provided, or the rights of the holder hereof shall change by reason of other events specified herein, the Company shall compute the adjusted Exercise Price and the adjusted number of Warrant Shares in accordance with the provisions hereof and shall prepare an Officer's Certificate setting forth the adjusted Exercise Price and the adjusted number of Warrant Shares issuable upon the exercise of the Warrants or specifying the other shares of stock, securities or assets receivable as a result of such change in rights, and showing in reasonable detail the facts and calculations upon which such adjustments or other changes are based and shall obtain an opinion of the Company's independent accountants as to the correctness of such adjustments and calculations and to the effect that such adjustments and calculations have been made in accordance with the terms hereof. The Company shall cause to be mailed to the holder hereof copies of such Officer's Certificate and its independent accountants' opinion together with a notice stating that the Exercise Price and the number of

Warrant Shares purchasable upon exercise of the Warrants have been adjusted and setting forth the adjusted Exercise Price and the adjusted number of Warrant Shares purchasable upon the exercise of the Warrants.

      3.9 NOTIFICATIONS TO HOLDERS. In case at any time the Company proposes:

            (i) to declare any dividend upon its Common Stock payable in capital stock or make any special dividend or other distribution (other than cash dividends) to the holders of its Common Stock;

            (ii) to offer for subscription pro rata to all of the holders of its Common Stock any additional shares of capital stock of any class or other rights;

            (iii) to effect any capital reorganization, or reclassification of the capital stock of the Company, or consolidation, merger or share exchange of the Company with another Person, or sale, transfer or other disposition of all or substantially all of its assets; or

            (iv) to effect a voluntary or involuntary dissolution, liquidation or winding up of the Company,

then, in any one or more of such cases, the Company shall give the holder hereof
(a) at least 10 days' (but not more than 90 days') prior written notice of the date on which the books of the Company shall close or a record shall be taken for such dividend, distribution or subscription rights or for determining rights to vote in respect of such issuance, reorganization, reclassification, consolidation, merger, share exchange, sale, transfer, disposition, dissolution, liquidation or winding up, and (b) in the case of any such issuance, reorganization, reclassification, consolidation, merger, share exchange, sale, transfer, disposition, dissolution, liquidation or winding up, at least 10 days' (but not more than 90 days') prior written notice of the date when the same shall take place. Such notice in accordance with the foregoing clause (a) shall also specify, in the case of any such dividend, distribution or subscription rights, the date on which the holders of Common Stock shall be entitled thereto, and such notice in accordance with the foregoing clause (b) shall also specify the date on which the holders of Common Stock shall be entitled to exchange their Common Stock, as the case may be, for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, share exchange, sale, transfer, disposition, dissolution, liquidation or winding up, as the case may be.

      3.10 COMPANY TO PREVENT DILUTION. If any event or condition occurs as to which other provisions of this Article III are not strictly applicable or if strictly applicable would not fairly protect the exercise or purchase rights of the Warrants evidenced hereby in accordance with the essential intent and principles of such provisions, or that might materially and adversely affect the exercise or purchase rights of the holder hereof under any provisions of this Warrant, then the Company shall make such adjustments in the application of such provisions, in accordance with such essential intent and principles, so as to protect such exercise and purchase rights as aforesaid, and any adjustments necessary with respect to the Exercise Price and the number of Warrant Shares purchasable hereunder so as to preserve the rights of the holder hereunder. In no event shall any such adjustment have the effect of increasing the Exercise Price as otherwise determined pursuant to this Article III except in the event of a combination of shares of the type contemplated in Section 3.4 hereof, and then in no event to an amount greater than the Exercise Price as adjusted pursuant to Section 3.4 hereof.

                                   ARTICLE IV
                                  MISCELLANEOUS

      4.1 ENTIRE AGREEMENT. This Warrant, together with the Agreement and the Registration Rights Agreement, contains the entire agreement between the holder hereof and the Company with respect to the Warrant Shares purchasable upon exercise hereof and the related transactions and supersedes all prior arrangements or understandings with respect thereto.

      4.2 GOVERNING LAW. This warrant shall be governed by and construed in accordance with the laws of the State of Texas.

      4.3 WAIVER AND AMENDMENT. Any term or provision of this Warrant may be waived at any time by the party which is entitled to the benefits thereof and any term or provision of this Warrant may be amended or supplemented at any time by agreement of the holder hereof and the Company, except that any waiver of any term or condition, or any amendment or supplementation, of this Warrant shall be in writing. A waiver of any breach or failure to enforce any of the terms or conditions of this Warrant shall not in any way effect, limit or waive a party's rights hereunder at any time to enforce strict compliance thereafter with every term or condition of this Warrant.

      4.4 ILLEGALITY. In the event that any one or more of the provisions contained in this Warrant shall be determined to be invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in any other respect and the remaining provisions of this Warrant shall not, at the election of the party for whom the benefit of the provision exists, be in any way impaired.

      4.5 COPY OF WARRANT. A copy of this Warrant shall be filed among the records of the Company.

      4.6 NOTICE. Any notice or other document required or permitted to be given or delivered to the holder hereof shall be in writing and delivered at, or sent by certified or registered mail to such holder at, the last address shown on the books of the Company maintained at the Warrant Office for the registration of this Warrant or at any more recent address of which the holder hereof shall have notified the Company in writing. Any notice or other document required or permitted to be given or delivered to the Company, other than such notice or documents required to be delivered to the Warrant Office, shall be delivered at, or sent by certified or registered mail to, the offices of the Company at 7135 Ardmore, Houston, Texas 77054, or such other address within the continental United States of America as shall have been furnished by the Company to the holder of this Warrant.

      4.7 LIMITATION OF LIABILITY; NOT STOCKHOLDERS. No provision of this Warrant shall be construed as conferring upon the holder hereof the right to vote, consent, receive dividends or receive notices (other than as herein expressly provided) in respect of meetings of stockholders for the election of directors of the Company or any other matter whatsoever as a stockholder of the Company. No provision hereof, in the absence of affirmative action by the holder hereof to purchase shares of Common Stock, and no mere enumeration herein of the rights or privileges of the holder hereof, shall give rise to any liability of such holder for the purchase price of any shares of Common Stock or as a stockholder of the Company, whether such liability is asserted by the Company or by creditors of the Company.

      4.8 EXCHANGE, LOSS, DESTRUCTION, ETC. OF WARRANT. Upon receipt of evidence satisfactory to the Company of the loss, theft, mutilation or destruction of this Warrant, and in the case of any such loss, theft or destruction upon delivery of a bond of indemnity or such other security in such form and amount as shall be reasonably satisfactory to the Company, or in the event of such mutilation upon surrender and cancellation of this Warrant, the Company will make and deliver a new warrant of like tenor, in lieu of such lost, stolen, destroyed or mutilated Warrant. Any warrant issued under the provisions of this
Section 4.8 in lieu of any Warrant alleged to be lost, destroyed or stolen, or in lieu of any mutilated Warrant, shall constitute an original contractual obligation on the part of the Company. This Warrant shall be promptly canceled by the Company upon the surrender hereof in connection with any exchange or replacement. The Company shall pay all taxes (other than securities transfer taxes or income taxes) and all other expenses and charges payable in connection with the preparation, execution and delivery of warrants pursuant to this
Section 4.8.

      4.9 REGISTRATION RIGHTS. The Warrant Shares shall be entitled to such registration rights under the Securities Act and under applicable state securities laws as are specified in the Registration Rights Agreement.

      4.10 HEADINGS. The Article and Section and other headings herein are for convenience only and are not a part of this Warrant and shall not affect the interpretation thereof.

      IN WITNESS WHEREOF, the Company has caused this Warrant to be signed in its name.

Dated as of ________, 2000.

                                    INDUSTRIAL HOLDINGS, INC.

                                    By: _______________________________
                                        Michael N. Marsh, President and
                                        Chief Executive Officer

                               SUBSCRIPTION NOTICE

      The undersigned, the holder of the foregoing Warrant, hereby elects to exercise purchase rights represented thereby for, and to purchase thereunder, _______ shares of the Common Stock covered by such Warrant through a "cashless" or "net issue" exercise of such Warrant ("Cashless Exercise") pursuant to
Section 1.1 of such Warrant, and requests that certificates for such shares (and any other securities or other property issuable upon such exercise) be issued in the name of, and delivered to ________________.

The calculation upon which the Cashless Exercise is based is as follows:

(No. of Warrants) ((Market Price - Exercise Price)/Market Price) = No. of shares of Common Stock

      OR -

The undersigned, the holder of the foregoing Warrant, hereby elects to exercise purchase rights represented thereby for, and to purchase thereunder, _______ shares of the Common Stock covered by such Warrant, and herewith makes payment in full for such shares, and requests (a) that certificates for such shares (and any other securities or other property issuable upon such exercise) be issued in the name of, and delivered to ________________, and (b) if such shares shall not include all of the shares issuable as provided in such Warrant, that a new Warrant of like tenor and date for the balance of the shares issuable thereunder be delivered to the undersigned.

Signature: _____________________________________

Date: _________________________________________

                                   ASSIGNMENT

For value received, _______________________, hereby sells, assigns, and transfers unto _________________________ the within Warrant, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint ________________________ attorney, to transfer such Warrant on the books of the Company, with full power of substitution.

                                         _______________________________________


Date: ______________________________

                     EXHIBIT "D" TO REIMBURSEMENT AGREEMENT

                          REGISTRATION RIGHTS AGREEMENT

      THIS REGISTRATION RIGHTS AGREEMENT (this "Registration Rights Agreement") is made as of June 16, 2000, among Industrial Holdings, Inc., a Texas corporation (the "Company"), SJMB, L.P., a Delaware limited partnership ("SJMB" or the "Holder").

      WHEREAS, pursuant to the terms of that certain Reimbursement Agreement dated as of June 16, 2000, between the Company and the Holder (the "Reimbursement Agreement") the Holder acquired from the Company as of this date Common Stock Purchase Warrants (the "400,000 Warrants") to purchase shares of the common stock, par value $0.01 per share, of the Company (the "Common Stock") which may be exercised to initially acquire up to an aggregate of 400,000 shares of Common Stock, subject to adjustment (the "400,000 Shares");

      WHEREAS, pursuant to the terms of (i) the Reimbursement Agreement and (ii) that certain Optional Credit Support Agreement dated as of June 30, 2000 among the Company, SJMB and the Agent for the benefit of the Bank Group (the "CSA"), in the event the Holder is either (a) required to make advances for the benefit of the Company pursuant to the terms of that certain Limited Guaranty Agreement dated as of June 16, 2000, between the Holder and the Bank Group (the "Guaranty Agreement"), or (b) chooses makes discretionary advances for the purpose of curing or preventing breaches of certain covenants of the Company under its loan documentation with the Bank Group, then, in each instance, the Company is required to reimburse the Holder for such advances by issuing to the Holder notes (each such note a "Subordinated Reimbursement Note"), which Subordinated Reimbursement Notes (including the interest accruing thereon) are convertible into shares of Common Stock, subject to adjustment (the "Subordinated Reimbursement Note Shares"), and Common Stock Purchase Warrants (all such warrants "Reimbursement Warrants") which may be exercised to acquire additional shares of Common Stock, subject to adjustment (the "Reimbursement Warrant Shares" and, together with the 400,000 Shares and the Subordinated Reimbursement Note Shares, the "Shares" ); and

      WHEREAS, the Company wishes to grant the Holder certain registration rights in respect of the Shares issuable upon the exercise of any warrant or the conversion of any promissory note describe above, as set forth herein.

      NOW, THEREFORE, in consideration of the mutual promises and covenants set forth herein, the parties hereby agree as follows:

                                    ARTICLE I
                                   DEFINITIONS

      As used in this Registration Rights Agreement, the following terms shall have the meanings set forth below:

      "BANK GROUP" means, collectively, Comerica Bank-Texas, a Texas banking corporation, National Bank of Canada, a Canadian chartered banking organization and Hibernia National Bank, a national bank.

      "COMMISSION" shall mean the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.

      "HOLDER" shall mean SJMB, L.P., a Delaware limited partnership.

      "REGISTRABLE SECURITIES" shall mean the Shares, which includes any Common Stock or other capital stock of the Company issued or issuable at any time or from time to time as more fully set forth in (i) Article III of the 400,000 Warrants, (ii) Article III of a Reimbursement Warrant and (iii) Article V of a Reimbursement Note. Shares of Common Stock that are Registrable Securities shall cease to be Registrable Securities upon any sale pursuant to a registration statement or the exemption from registration under Rule 144(k) (or successor
Rule) under the Securities Act is available with respect to the Shares.

      The terms "REGISTER," "REGISTERED," and "REGISTRATION" refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering by the Commission of the effectiveness of such registration statement.

      "REGISTRATION EXPENSES" shall mean all expenses, other than Selling Expenses (as defined below), incurred by the Company in complying with this Registration Rights Agreement, including, without limitation, all registration, qualification and filing fees, exchange listing fees, printing expenses, escrow fees, fees and disbursements of counsel for the Company, blue sky fees and expenses, the expense of any special audits incident to or required by any such registration (but excluding the compensation of regular employees of the Company which shall be paid in any event by the Company).

      "SECURITIES ACT" shall mean the Securities Act of 1933, as amended, or any similar federal statute and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

      "SELLING EXPENSES" shall mean all underwriting discounts, selling commissions and stock transfer taxes applicable to the securities registered by the Holder and, except as set forth above, all fees and disbursements of counsel for the Holder.

      "UNDERWRITTEN PUBLIC OFFERING" shall mean a public offering in which the Common Stock is offered and sold on a firm commitment basis through one or more underwriters, all pursuant to (i) an effective registration statement under the Securities Act and (ii) an underwriting agreement between the Company and such underwriters.

                                   ARTICLE II
                               REGISTRATION RIGHTS

      2.1 DEMAND REGISTRATION.

            2.1.1 As soon as practicable upon the first date after the date of this Registration Rights Agreement that the Company is eligible pursuant to General Instructions I.A. and I.B.3. to Form S-3 of the Securities Act to register and sell on a Form S-3 securities held by selling shareholders, but in any event no later than ten days after such date, the Company shall file with the Commission a shelf registration statement on Form S-3 covering the resale of the Registrable Securities on a continuous basis in accordance with Rule 415 under the Securities Act (the "REGISTRATION STATEMENT"). The Company shall use its reasonable best efforts to cause such Registration Statement to become effective as soon as practicable, but in no event later than ninety (90) days after the date the Registration Statement was filed, and to cause the sale of the Registrable Securities to be qualified in such state jurisdictions as the Holder may request.

            2.1.2 Except as set forth herein, the Company shall take all reasonable steps necessary to keep the Registration Statement current and effective until the lesser of: (i) two years and (ii) until the Registrable Securities are transferable pursuant to Rule 144 under the Securities Act without the volume limitations set forth in such rule.

            2.1.3 If at any time the Company is requested to file the Registration Statement pursuant hereto, the Company (i) has previously initiated bona fide discussions with underwriters in preparation for a public offering of its securities and its underwriters reasonably believe (as evidenced by a letter to the Company) that such public offering would be materially adversely affected by the registration so requested, or (ii) is in possession of material information it reasonably deems advisable not to disclose in a registration statement, the Company may, by prompt notice, postpone the filing of the Registration Statement for so long as (x) its underwriters state in writing is necessary or (y) such information continues to be material and non-public, but in no event shall the Company delay filing of the Registration Statement if as a result thereof, the effective date of the Registration Statement would be delayed for longer than three (3) months after the registration request; provided, however, that the Company shall have the right to postpone any filing pursuant to this Section 2.1.3 no more than one time.

            2.1.4 The Company shall be entitled to require that a holder or holders of Registrable Securities refrain from effecting any public sales or distributions of the Registrable Securities pursuant to a Registration Statement that has been declared effective by the Commission or otherwise, if the board of directors of the Company reasonably determines that such public sales or distributions would interfere in any material respect with any transaction involving the Company that the board of directors reasonably determines to be material to the Company. The board of directors shall, as promptly as practicable, give the holders of the Registrable Securities written notice of any such development. In the event of a request by the board of directors of the Company that the holders of Registrable Securities refrain from effecting any public sales or distributions of the Registrable Securities, the Company shall be required to lift such restrictions regarding effecting public sales or distributions of the Registrable Securities as soon as reasonably practicable after the board of directors shall reasonably determine public sales or distributions by the holders of the Registrable Securities shall not interfere with such transaction, PROVIDED, that in no event shall any requirement that the holders of the Registrable Securities refrain from effecting public sales or distributions in the Registrable Securities extend for more than 90 days.

      2.2 PIGGYBACK REGISTRATION.

            2.2.1 Subject to the terms hereof, if at any time or from time to time the Company proposes to register any of its equity securities (except for registration statements on Forms S-8 or S-4 or otherwise relating to employee benefit plans or exchange offers), either for its own account or the account of a security holder; and the holders of the Registrable Securities, the Company will promptly give to the holders of the Registrable Securities written notice thereof no less than 20 days prior to the filing of any registration statement; and include in such registration (and any related qualification under blue sky laws or other compliance), and in the underwriting involved therein, if any, such Registrable Securities as the holders of Registrable Securities may request in a writing delivered to the Company within 10 days after such holder's receipt of Company's written notice.

            2.2.2 The holders of the Registrable Securities may participate in any number of registrations until all of the Shares held by such holder have been distributed pursuant to a registration.

            2.2.3 If any registration statement registers an offering that is an Underwritten Public Offering, the right of the holders of Registrable Securities to registration pursuant to this Section 2.2 shall be conditioned upon such holders' participation in such reasonable underwriting arrangements as the Company shall make regarding the offering, and the inclusion of Registrable Securities in the underwriting shall be limited to the extent provided herein. The holders of the Registrable Securities and all other shareholders proposing to distribute their securities through such underwriting shall (together with the Company and the other holders distributing their securities through such underwriting) enter into an underwriting agreement in customary form with the managing underwriter selected for such underwriting by the Company. Notwithstanding any other provision of this Section 2.2, if the managing underwriter concludes in its reasonable judgment that the number of shares to be registered for selling shareholders (including the holders of the Registrable Securities) would materially adversely effect such offering, the number of Shares to be registered, together with the number of shares of Common Stock or other securities held by other shareholders proposed to be registered in such offering, shall be reduced on a pro rata basis based on the number of Shares proposed to be sold by the holders of Registrable Securities as compared to the number of shares proposed to be sold by all stockholders. If the holders of Registrable Securities disapproves of the terms of any such underwriting, it may elect to withdraw therefrom by written notice to the Company and the managing underwriter, delivered not less than ten days before the effective date. The Registrable Securities excluded by the managing underwriter or withdrawn from such underwriting shall be withdrawn from such registration, and shall not be transferred in a public distribution prior to 120 days after the effective date of the registration statement relating thereto, or such other shorter period of time as the underwriters may require.

            2.2.4 The Company shall have the right to terminate or withdraw any registration initiated by it under this Section prior to the effectiveness of such registration whether or not the holders of Registrable Securities have elected to include securities in such registration.

      2.3 EXPENSES OF REGISTRATION. All Registration Expenses shall be borne by the Company. Unless otherwise stated herein, all Selling Expenses relating to securities registered on behalf of the holders of Registrable Securities shall be borne by such holders.

      2.4 BEST REGISTRATION RIGHTS. If, on or after the date of this Registration Rights Agreement, the Company grants to any person with respect to any security issued by the Company or any of its Subsidiaries registration rights that provide for terms that are in any manner more favorable to the holder of such registration rights than the terms granted to the holders of Registrable Securities (or if the Company amends or waives any provision of any Agreement providing registration rights of others or takes any other action whatsoever to provide for terms that are more favorable to other holders than the terms provided to the holders of Registrable Securities) then this Registration Rights Agreement shall immediately be deemed amended to provide the holders of Registrable Securities with any (or all) of such more favorable terms as such holders shall elect to include herein.

      2.5 REGISTRATION PROCEDURES. In the case of each registration, qualification or compliance effected by the Company pursuant to this Registration Rights Agreement, the Company will keep the holders of the Registrable Securities advised in writing as to the initiation of each registration, qualification and compliance and as to the completion thereof. At its expense, the Company will:

            2.5.1 prepare and file with the Commission a registration statement with respect to such securities and use its commercially reasonable efforts to cause such registration statement to become and remain effective until, with respect to the Registration Statement filed pursuant to Section 2.1, two years after the date such Registration Statement is declared effective, and with respect to any other registration statement filed pursuant to this Registration Rights Agreement, the distribution described in such registration statement has been completed;

            2.5.2 provide the holders of the Registrable Securities with a reasonable opportunity to review the registration statement before the filing of the registration statement with the Commission;

            2.5.3 with respect to an Underwritten Public Offering, furnish to each underwriter such number of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as such underwriter may reasonably request in order to facilitate the public sale of the shares by such underwriter and promptly furnish to each underwriter and the holders of Registrable Securities notice of any stop-order or similar notice issued by the Commission or any state agency charged with the regulation of securities, and notice of Nasdaq or securities exchange listing;

            2.5.4 furnish, without charge, to the each seller of Registrable Securities covered by such registration statement, such number of conformed copies of such registration statement, each amendment and supplement thereto, the prospectus included in such registration statement (including each preliminary prospectus and, in each case, including all exhibits thereto and documents incorporated by reference therein) and such other documents as such seller may reasonably request in order to facilitate the disposition of the Registrable Securities or other shares of Common Stock owned by such seller;

            2.5.5 promptly furnish to each underwriter, if any, and the holders of Registrable Securities notice of any stop-order or similar notice issued by the Commission or any state agency charged with the regulation of securities and take all reasonable actions required to prevent the entry of such stop order or to remove it if entered;

            2.5.6 use its reasonable best efforts to register or qualify the Registrable Securities or other shares of Common Stock covered by such registration statement under such other securities or blue sky laws of such jurisdictions as the holders of the Registrable Securities shall reasonably request, to keep such registration or qualification in effect for so long as such registration statement remains in effect and to do any and all other acts and things which may be reasonably necessary or advisable to enable the holders of the Registrable Securities to consummate the disposition in such jurisdictions of any such Registrable Securities or other shares of Common Stock owned by the holders of the Registrable Securities; PROVIDED, HOWEVER, that the Company shall not be required to (i) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this
Section 2.5.6, (ii) subject itself to taxation in any such jurisdiction or (iii) consent to general service of process in any such jurisdiction;

            2.5.7 notify each holder of Registrable Securities, at a time when a prospectus relating to such Registrable Securities is required to be delivered under the Securities Act, of the occurrence of any event known to the Company as a result of which the prospectus included in such registration statement, as then in effect, contains an untrue statement of a material fact or omits to state any fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which they were made; and, at the request of any holder of Registrable Securities, the Company shall prepare and furnish such holder a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made;

            2.5.8 during the period when the prospectus is required to be delivered under the Securities Act, promptly file all documents required to be filed with the Commission pursuant to Sections 12(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"); and

            2.5.9 on the prior written request of any holder of Registrable Securities, file such prospectus supplements or post-effective amendments to any registration statement filed pursuant to Article II hereof as may be required in connection with any transfer of the rights under this Registration Rights Agreement by such holder as permitted under Section 2.9 hereof.

      2.6 LISTING APPLICATION; MAINTENANCE OF LISTED STATUS

            2.6.1 The Company shall, within ten (10) business days following the date hereof, file a supplemental listing application covering the Shares with the Nasdaq Stock Market, Inc.

            2.6.2 The Company shall use its reasonable best efforts to maintain its status as a listed company on the National Market System of the Nasdaq Stock Market, Inc. as such listing exists as of the date hereof. In the event the Company should be de-listed, for whatever reason, the Company agrees to use its reasonable best efforts to regain its status as a listed company on the National Market System of the Nasdaq Stock Market, Inc. or, if not available, the SmallCap Market.

      2.7 INDEMNIFICATION.

            2.7.1. To the extent permitted by law, the Company will indemnify the holder of Registrable Securities, each of its officers and directors and partners, and each person controlling such holder of Registrable Securities within the meaning of Section 15 of the Securities Act, with respect to which registration, qualification or compliance has been effected pursuant to this Agreement, and each underwriter, if any, and each person who controls any underwriter within the meaning of Section 15 of the Securities Act, against all expenses, claims, losses, damages or liabilities (or actions in respect thereof), including any of the foregoing incurred in settlement of any litigation, commenced or threatened, to the extent such expenses, claims, losses, damages or liabilities arise out of or are based on any untrue statement (or alleged untrue statement) of a material fact contained in any registration statement, prospectus, offering circular or other similar document, or any amendment or supplement thereto, incident to any such registration, qualification or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, or any violation by the Company of the Securities Act or any rule or regulation promulgated under the Securities Act applicable to the Company in connection with any such registration, qualification or compliance, and the Company will reimburse each holder of Registrable Securities, each of its officers and directors and partners, and each person controlling such holder, each such underwriter and each person who controls any such underwriter, for any legal and any other expenses reasonably incurred in connection with investigating, preparing or defending any such claim, loss, damage, liability or action; provided, however, that the indemnity contained herein shall not apply to amounts paid in settlement of any claim, loss, damage, liability or expense if settlement is effected without the consent of the Company (which consent shall not unreasonably be withheld); provided, further, that the Company will not be liable in any such case to the extent that any such claim, loss, damage, liability or expense arises out of or is based on any untrue statement or omission or alleged untrue statement or omission, made in reliance upon and in conformity with written information furnished to the Company by each holder of Registrable Securities, such controlling person or such underwriter specifically for use therein. Notwithstanding the foregoing, insofar as the foregoing indemnity relates to any such untrue statement (or alleged untrue statement) or omission (or alleged omission) made in the preliminary prospectus but eliminated or remedied in the amended prospectus on file with the Commission at the time the registration statement becomes effective or in the final prospectus filed with the Commission pursuant to the applicable rules of the Commission or in any supplement or addendum thereto, the indemnity agreement herein shall not inure to the benefit of any underwriter if a copy of the final prospectus filed pursuant to such rules, together with all supplements and addenda

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thereto, was not furnished to the person or entity asserting the loss, liability, claim or damage at or prior to the time such furnishing is required by the Securities Act.

            2.7.2 To the extent permitted by law, each holder of Registrable Securities will, if securities held by the such holder are included in the securities as to which such registration, qualification or compliance is being effected pursuant to terms hereof, indemnify the Company, each of its directors and officers, each underwriter, if any, of the Company's securities covered by such a registration statement, each person who controls the Company or such underwriter within the meaning of Section 15 of the Securities Act, and each other person selling the Company's securities covered by such registration statement, each of such person's officers and directors and each person controlling such persons within the meaning of Section 15 of the Securities Act, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement, prospectus, offering circular or other document, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by each holder of the Registrable Securities of any rule or regulation promulgated under the Securities Act applicable to such holder and relating to action or inaction required of the holders of Registrable Securities in connection with any such registration, qualification or compliance, and will reimburse the Company, such other persons, such directors, officers, persons, underwriters or control persons for any legal or other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular or other document in reliance upon and in conformity with written information furnished to the Company by such holder specifically for use therein; provided, however, that the indemnity contained herein shall not apply to amounts paid in settlement of any claim, loss, damage, liability or expense if settlement is effected without the consent of such holder of Registrable Securities (which consent shall not be unreasonably withheld). Notwithstanding the foregoing, the liability of such holder of the Registrable Securities under this subsection (b) shall be limited in an amount equal to the net proceeds from the sale of the shares sold by such holder of Registrable Securities, unless such liability arises out of or is based on willful conduct by such holder. In addition, insofar as the foregoing indemnity relates to any such untrue statement (or alleged untrue statement) or omission (or alleged omission) made in the preliminary prospectus but eliminated or remedied in the amended prospectus on file with the Commission at the time the registration statement becomes effective or in the final prospectus filed pursuant to applicable rules of the Commission or in any supplement or addendum thereto, the indemnity agreement herein shall not inure to the benefit of the Company or any underwriter if a copy of the final prospectus filed pursuant to such rules, together with all supplements and addenda thereto, was not furnished to the person or entity asserting the loss, liability, claim or damage at or prior to the time such furnishing is required by the Securities Act.

            2.7.3 Notwithstanding the foregoing paragraphs (a) and (b) of this Section, each party entitled to indemnification under this Section (the "Indemnified Party") shall give notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom, provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (whose approval shall not unreasonably be withheld), and the Indemnified Party may participate in such defense at such party's expense, and provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Agreement unless the failure to give such notice is materially prejudicial to an Indemnifying Party's ability to defend such action and provided further, that the Indemnifying Party shall not assume the defense for matters as to which there is a conflict of interest or as to which the Indemnifying Party is asserting separate or different defenses, which defenses are inconsistent with the defenses of the Indemnified Party. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation. No Indemnified Party shall consent to entry of any judgment or enter into any settlement without the consent of each Indemnifying Party.

            2.7.4 If the indemnification provided for in this Section is unavailable to an Indemnified Party in respect of any losses, claims, damages or liabilities referred to therein, then each Indemnifying Party, in lieu of

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indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and all shareholders offering securities in the offering (the "Selling Security Holders") on the other from the offering of the Company's securities, or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and the Selling Security Holders on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Selling Security Holders on the other shall be the net proceeds from the offering (before deducting expenses) received by the Company on the one hand and the Selling Security Holders on the other. The relative fault of the Company on the one hand and the Selling Security Holders on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Selling Security Holders and the parties' relevant intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Selling Security Holders agree that it would not be just and equitable if contribution pursuant to this Section were based solely upon the number of entities from whom contribution was requested or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section. The amount paid or payable by an Indemnified Party as a result of the losses, claims, damages and liabilities referred to above in this Section shall be deemed to include any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending any such action or claim, subject to the provisions hereof. Notwithstanding the provisions of this Section, no Selling Security Holder shall be required to contribute any amount or make any other payments under this Agreement which in the aggregate exceed the proceeds received by such Selling Security Holder. No person guilty of fraudulent misrepresentation (within the meaning of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

      2.8 CERTAIN INFORMATION.

            2.8.1 The holders of the Registrable Securities agree, with respect to any Registrable Securities included in any registration, to furnish to the Company such information regarding such holder, the Registrable Securities and the distribution proposed by such holder as the Company may reasonably request in writing and as shall be required in connection with any registration, qualification or compliance referred to herein.

            2.8.2 The failure of the holders of the Registrable Securities to furnish the information requested pursuant to this Section shall not affect the obligation of the Company to any other selling security holders who furnish such information unless, in the reasonable opinion of counsel to the Company or the underwriters, such failure impairs or may impair the legality of the Registration Statement or the underlying offering.

      2.9 RULE 144 REPORTING. With a view to making available the benefits of certain rules and regulations of the Commission which may at any time permit the sale of Restricted Securities (used herein as defined in Rule 144 under the Securities Act) to the public without registration, the Company agrees to use its best lawful efforts to:

            2.9.1 make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act, at all times during which the Company is subject to the reporting requirements of the Exchange Act;

            2.9.2 file with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act (at all times during which the Company is subject to such reporting requirements); and

            2.9.3 so long as any holders of Registrable Securities owns any Restricted Securities (as defined in Rule 144 promulgated under the Securities
Act), to furnish to such holder forthwith upon request a written statement by the Company as to its compliance with the reporting requirements of said Rule 144 and with regard to the Securities Act and the Exchange Act (at all times during which the Company is subject to such reporting requirements), a copy of the most recent annual or quarterly report of the Company, and such other reports and documents of the Company and other information in the possession of or reasonably obtainable by the Company

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
as such holder of the Registrable Securities may reasonably request in availing itself of any rule or regulation of the Commission allowing such holder to sell any such securities without registration.

      2.10 TRANSFERABILITY. The rights conferred by this Registration Rights Agreement shall be freely transferable to a recipient of Registrable Securities that agrees to become a party to this Agreement, subject to the same rights and obligations of the Holder hereunder.

      2.11 GOVERNING LAW. This Registration Rights Agreement shall be governed in all respects by the laws of the State of Texas.

      2.12 ENTIRE AGREEMENT; AMENDMENT. This Registration Rights Agreement constitutes the full and entire understanding and agreement between the parties with regard to the subject hereof. This Registration Rights Agreement, or any provision hereof, may be amended, waived, discharged or terminated upon the written consent of the Company and the Holder.

      2.13 NOTICES, ETC. All notices and other communications required or permitted hereunder shall be in writing and shall be mailed by registered or certified mail, postage prepaid, or otherwise delivered by hand or by messenger including Federal Express or similar courier service, addressed (a) if to the
Holder: SJMB, L.P. and St. James Capital Partners, L.P., c/o SJMB, L.L.C., 777 Post Oak Blvd., Suite 950, Houston, Texas 77056, or at such other address as the Holder shall have furnished to the Company in writing, or (b) if to the Company: to Industrial Holdings, Inc., 7135 Ardmore, Houston, Texas 77054, or at such other address as the Company shall have furnished to the Holder. Each such notice or other communication shall for all purposes of this Agreement be treated as effective upon receipt.

      2.14 DELAYS OR OMISSIONS. Except as expressly provided herein, no delay or omission to exercise any right, power or remedy accruing to any party to this Registration Rights Agreement shall impair any such right, power or remedy of such party nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any party of any breach or default under this Registration Rights Agreement, or any waiver on the part of any party of any provisions or conditions of this Registration Rights Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Registration Rights Agreement or by law or otherwise afforded to any party to this Registration Rights Agreement, shall be cumulative and not alternative.

      2.15 COUNTERPARTS. This Registration Rights Agreement may be executed in any number of counterparts, each of which shall be enforceable against the parties actually executing such counterparts, and all of which together shall constitute one instrument.

      2.16 SEVERABILITY. In the event that any provision of this Registration Rights Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Registration Rights Agreement shall continue in full force and effect without said provision.

      2.17 TITLES AND SUBTITLES. The titles and subtitles used in this Registration Rights Agreement are used for convenience only and are not considered in construing or interpreting this Registration Rights Agreement.

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                          THE COMPANY'S SIGNATURE PAGE

      IN WITNESS WHEREOF, the Company has executed this Registration Rights Agreement effective upon the date first set forth above.

                                    INDUSTRIAL HOLDINGS, INC.


                                    By: _________________________________
                                          Michael N. Marsh, President and
                                          Chief Executive Officer

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                           THE HOLDER'S SIGNATURE PAGE

      IN WITNESS WHEREOF, the Holder has signed this Registration Rights Agreement as of the date first written above.

                                    SJMB, L.P.

                                    By:   SJMB, L.L.C., its General Partner

                                    _______________________________________
                                    James Harrison, Vice President

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